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                   LEASEHOLD ASSIGNMENT AND MODIFICATION
                                 AGREEMENT



                                  between

                 REAL ESTATE PROPERTIES LIMITED PARTNERSHIP
                                                                        Assignor


                                    AND


                              FRED MEYER, INC.
                                                                        Assignee










              Concerning the Assignor's leasehold interests in
                       Various Fred Meyer Properties




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                                                              April 5, 1996
SITE PURCHASE AGREEMENT - FM Form A-3                             Rev. 3/94

                             TABLE OF CONTENTS

                                                                       Page
                                                                       ----

1.   SALE AND ASSIGNMENT OF THE LEASEHOLD INTERESTS.  ...................2

2.   CONSIDERATION.......................................................2

3.   EFFECTIVE DATE......................................................2

4.   PRECONDITIONS TO ASSIGNEE'S OBLIGATIONS.............................3
     4.1    Certain Transactions.........................................3
     4.2    Conveyance; Title Review.  ..................................3
     4.3    Hazardous or Toxic Materials.................................4
     4.4    No Material Changes..........................................4
     4.5    Board Approval...............................................4

5.   CONDEMNATION........................................................4

6.   MODIFICATION AND TERMINATION OF CERTAIN LEASES......................5

7.   CLOSING.............................................................5
     7.1    Closing Date.................................................5
     7.2    Manner and Place of Closing..................................5
     7.3    Prorations.  ................................................5
     7.4    Conveyance of Leasehold Interests............................6
     7.5    FIRPTA. .....................................................6
     7.6    Events of Closing............................................6
     7.7    Title Insurance..............................................7
     7.8    Lease.  .....................................................7

8.   REPRESENTATIONS, WARRANTIES AND COVENANTS...........................7
     8.1    Assignor's Representations, Warranties and Covenants.........7
     8.2    Assignee's Representations and Warranties....................8

9.   CONDUCT UNTIL CLOSING; ASSIGNOR'S COOPERATION; DISCLAIMER...........9

10.  FAILURE TO CLOSE....................................................9
     10.1   Assignor's Remedies..........................................9
     10.2   Assignee's Remedies.........................................10

11.  GENERAL PROVISIONS.................................................10
     11.1   Binding Effect; Assignment..................................10
     11.2   Time of Essence.............................................10
     11.3   Notices.....................................................10
     11.4   Waiver......................................................11
     11.5   Attorneys' Fees.............................................11

                                                              April 5, 1996
SITE PURCHASE AGREEMENT - FM Form A-3                             Rev. 3/94

     11.6   Prior Agreements............................................11
     11.7   Applicable Law..............................................11
     11.8   Brokers.....................................................11
     11.9   Changes in Writing..........................................11
     11.10  Counterparts................................................11
     11.12  Survival....................................................11
     11.13  Effect of Extensions and Modifications; Backup Offers.......11
     11.14  Disclaimer; Duty to Disclose.  .............................12
     11.15  Representations; Condition of Properties....................12
     11.16  Related Agreement...........................................12
     11.17  Certain Obligations.  ......................................12
     11.18  Indemnity.  ................................................13

12.  APPROVAL BY ASSIGNOR...............................................13



EXHIBIT A-2  Legal Description of Glisan Property
EXHIBIT A-3  Legal Description of Gresham Property
EXHIBIT A-4  Legal Description of Interstate Property
EXHIBIT A-5  Legal Description of Oak Grove Property
EXHIBIT A-6  Legal Description of Stadium Property
EXHIBIT A-7  Legal Description of Tigard Property
EXHIBIT B -  Reports
EXHIBIT C -  Form of Lease Assignment
EXHIBIT D -  Leases to be Modified
EXHIBIT E -  Form of Lease Modification Agreement
EXHIBIT F -  Stark Sublease



                                                              April 5, 1996
SITE PURCHASE AGREEMENT - FM Form A-3                             Rev. 3/94

              LEASEHOLD ASSIGNMENT AND MODIFICATION AGREEMENT
              -----------------------------------------------


      This LEASEHOLD ASSIGNMENT AND MODIFICATION AGREEMENT (this
"Agreement"), dated for reference purposes as of April 5, 1996, between REAL ESTATE PROPERTIES LIMITED PARTNERSHIP, an Oregon limited partnership ("Assignor"), and FRED MEYER, INC., a Delaware corporation, or its assign ("Assignee"), recites and provides as follows:

                                  RECITALS

      A. Assignor currently leases the real property located in Portland, Multnomah County, Oregon, described in the attached Exhibit A-2 (the "Glisan Property") from REC Resolution Company ("REC") pursuant to two lease agreements dated as of September 20, 1961 and October 7, 1983. Assignor subleases the Glisan Property to Assignee pursuant to a lease agreement dated as of October 22, 1986.

      B. Assignor currently leases the real property located in Gresham, Multnomah County, Oregon, described in the attached Exhibit A-3 (the "Gresham Property") from REC pursuant to a lease agreement dated as of July 1, 1974. Assignor subleases the Gresham Property to Assignee pursuant to a lease agreement dated as of October 22, 1986.

      C. Assignor currently leases the real property located in Portland, Multnomah County, Oregon, described in the attached Exhibit A-4 (the "Interstate Property") from pursuant to a lease agreement dated as of January 7, 1966. Assignor subleases the Interstate Property to Assignee pursuant to a lease agreement dated as of October 22, 1986.

      D. Assignor currently leases the real property located in Milwaukie, Clackamas County, Oregon, described in the attached Exhibit A-5 (the "Oak Grove Property") from REC pursuant to a lease agreement dated as of April 28, 1960. Assignor subleases the Oak Grove Property to Assignee pursuant to a lease agreement dated as of October 22, 1986.

      E. Assignor currently leases the real property located in Portland, Multnomah County, Oregon, described in the attached Exhibit A-6 (the "Stadium Property", which includes the parking lot located across a public street from the store) from REC pursuant to two lease agreements dated as of February 14, 1968 and June 20, 1984. Assignor subleases the Stadium Property to Assignee pursuant to a lease agreement dated as of October 22, 1986.

      F. Assignor currently leases the real property located in Tigard, Washington County, Oregon, described in the attached Exhibit A-7 (the "Tigard Property") from REC pursuant to a lease agreement dated as of February 14, 1967. Assignor subleases the Tigard Property to Assignee pursuant to a lease agreement dated as of October 22, 1986.

      G. The above-referenced properties, together with all buildings and other improvements located thereon and all rights and appurtenances belonging thereto or in any way appertaining thereto and all right, title and interest of Seller in and to any and all roads, streets, alleys and ways, bounding such property are collectively referred to herein as the "Properties." The above-referenced master leases are sometimes collectively referred to as the "Master Leases" or individually as a "Master Lease." The above-referenced subleases are sometimes collectively referred to as the "Subleases" or individually as a "Sublease."

                                                              April 5, 1996
SITE PURCHASE AGREEMENT - FM Form A-3                             Rev. 3/94

      H. Assignor desires to sell and assign to Assignee the Assignor's interests under the Master Leases and the Subleases to Assignee, and Assignee desires to purchase and assume such interests from Assignor, on the terms and conditions set forth in this Agreement.

      I. In addition, concurrently with and as a condition to the closing of the foregoing assignments, the parties desire to modify the terms of certain other lease agreements, as detailed more particularly in Section 6 below.

                                 AGREEMENTS

      NOW, THEREFORE, for value received and in consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

      1. SALE AND ASSIGNMENT OF THE LEASEHOLD INTERESTS. Assignor agrees to sell and assign to Assignee, and Assignee agrees to purchase and assume from Assignor, the interests of Assignor as lessee under the Master Leases and the interests of Assignor as sublessor under the Subleases, on the terms and conditions set forth in this Agreement. The interests to be sold and assigned pursuant to this Agreement are referred to below as the "Leasehold Interests".

      2. CONSIDERATION. The total cash consideration to be paid by Assignee for the assignment of the Leasehold Interests is TWENTY SEVEN MILLION SIX HUNDRED TWENTY NINE THOUSAND SIX HUNDRED SIXTY FIVE DOLLARS ($27,692,665). The consideration is allocated among the various portions of the Leasehold Interests as follows:

                                               Land               Improvements                Total
                                               ----               ------------                -----
Glisan Property                             $394,533.00            $643,711.00           $1,038,244.00
Gresham Property                          $4,237,768.00          $5,393,522.00           $9,631,290.00
Interstate Property                       $1,769,734.00          $1,569,386.00           $3,339,120.00
Oak Grove Property                        $1,422,946.00          $3,847,224.00           $5,270,170.00
Stadium Property                          $1,339,672.00            $930,958.00           $2,270,630.00
Tigard Property                           $1,783,060.00          $3,620,151.00           $5,403,211.00
Stark Lease Termination*                                                                   $677,000.00

TOTAL                                    $10,947,713.00         $16,004,952.00          $27,629,665.00

      *The parties agree to allocate $677,000 of the above-stated consideration to the agreement of Assignor to terminate the Stark lease and assume the Stark sublease, as set forth in Section 6.2 below.

      3. EFFECTIVE DATE. The "Effective Date" for purposes of this Agreement is the date that this Agreement is mutually executed and delivered.

                                                              April 5, 1996
SITE PURCHASE AGREEMENT - FM Form A-3                             Rev. 3/94

      4. PRECONDITIONS TO ASSIGNEE'S OBLIGATIONS. The close of escrow and Assignee's obligation to purchase and assume the Leasehold Interests are subject to the satisfaction, not later than the Closing Date (unless otherwise provided), of the following conditions, and the obligations of the parties with respect to such conditions are as set forth in this
Section 4. The conditions set forth in this Section 4 are solely for the benefit of Assignee and may be waived only by Assignee. Assignee shall at all times have the right to waive any condition. Such waiver or waivers shall be in writing to Assignor.

          4.1  CERTAIN TRANSACTIONS.

               (a) Assignee shall have completed and closed (1) a sale-leaseback transaction of approximately nine or thirteen properties currently owned by Assignee or its subsidiaries, and (2) a purchase of certain properties currently owned by Metropolitan Life Insurance Company and leased by Assignee or its subsidiaries. If either of these transactions has not closed by December 31, 1996, then, unless Assignee waives this condition in writing on or before December 31, 1996, this Agreement shall terminate.

               (b) Each of the Properties shall have been accepted as financeable by any institutional lender or equity investor providing financing for this transaction. If this has not occurred by December 31, 1996, then, unless Assignee waives this condition in writing delivered to Seller on or before December 31, 1996, this Agreement shall terminate.

          4.2 CONVEYANCE; TITLE REVIEW. At closing Assignor shall assign and convey the Leasehold Interests to Assignee pursuant to lease assignments in the form attached as Exhibit C.

               (a) TITLE REPORT, SURVEY, ETC. Assignee shall within 10 days after the Effective Date obtain current preliminary title reports on the Leasehold Interests, from First American Title Insurance Company ("Title Company"). Assignee shall also, within 90 days after the Effective Date, obtain current ALTA surveys of the Properties meeting Assignee's survey requirements. The cost of the surveyor's work will be paid by Assignee. Assignor and Assignee will each review the surveys and if necessary the legal descriptions of the Properties will be adjusted based on such surveys.

               (b)  TITLE APPROVAL PROCEDURE.

                    (1) Within 20 days after receipt of all of the title reports and surveys, Assignee will review such materials and notify Assignor in writing of Assignee's approval (or disapproval) of any exceptions shown in the title reports, other than an exception for current property taxes, and of such surveys. Failure to notify Assignor than an item is approved shall be deemed to be disapproval of such item. In the event of such disapproval: (i) Assignor shall be obligated to remove (or commit to remove) any disapproved lien or other financial encumbrance (a "Lien"), at or prior to closing; and (ii) Assignor agrees to exert its best efforts to remove any other disapproved matter (but Assignor is not absolutely obligated to remove a disapproved matter other than a Lien).

                    (2) Assignor shall have 20 days from the date that items are disapproved or deemed disapproved to eliminate any disapproved title exceptions or survey matters (or as to any Liens, to commit in writing to eliminate such Liens at or prior to closing). If Assignor is unable to eliminate a disapproved title exception or survey matter within such twenty-day period, despite Assignor's best efforts to do so, either party may elect to rescind this Agreement by notice to the other party within ten days after the expiration of the twenty-day period. In such event, all obligations of the parties under this Agreement shall

                                                              April 5, 1996
SITE PURCHASE AGREEMENT - FM Form A-3                             Rev. 3/94
thereafter cease. Assignee may preserve this Agreement, however, if Assignee notifies Assignor within twenty days after delivery of a notice of termination by Assignor, that either: (a) Assignee waives its objection to the relevant encumbrance(s); or (b) as to encumbrances that can be removed by the payment of money, Assignee intends at closing to pay the amount necessary to remove such encumbrances. If Assignee so preserves this Agreement, this Agreement shall remain in full force and effect, and Assignee will receive a credit at closing in the amount of any sum paid by Assignee to remove such encumbrances on title.

                    (3) As to any exceptions to title placed of record or first identified after issuance of the preliminary title report or revealed by any supplemental report, there shall be a 10- day period for Assignee to review and approve or disapprove such exceptions on the same basis as provided above.

               (c) MASTER LEASES. Within 10 days after the Effective Date, Assignor shall deliver to Assignee true and complete copies of the Master Leases together with all amendments, supplements or addenda thereto. Assignee shall review the Master Leases as part of its due diligence review.

          4.3 HAZARDOUS OR TOXIC MATERIALS. Exhibit B sets forth a complete list of all written soils, environmental or other reports or studies currently in Assignor's possession concerning any hazardous waste or hazardous substances (as defined in Section 8.1) on, in or under the Properties or any underground storage tanks on the Properties
(collectively, the "Reports"). Assignor has provided or will promptly provide complete copies of the Reports and any other such reports discovered by Assignor after the date hereof. Assignee will cause to be conducted such investigations or audits of the environmental condition of the Properties as Assignee deems prudent. Assignee will on request provide to Assignor copies of any reports prepared by third parties in connection with such investigations or audits. In the event that, prior to the Closing Date, any hazardous substances in amounts or of kinds that violate or could give rise to liability under environmental laws (as defined in Section 8.1) are discovered on, in, or under any of the Properties, or any underground storage tanks are discovered on any of the Properties, Assignee may elect, within ten days after learning of the discovery of such matter, to terminate this Agreement by notice to the Assignor; provided, however, that Assignor may preserve this Agreement by notifying Assignee (within 10 days after receipt of the Assignee's termination notice) that Assignor commits at its expense to perform any remediation necessary to correct the problem to the satisfaction of Assignee (in Assignee's discretion) and any governmental agency with jurisdiction over the Properties, and the parties thereafter document such remediation commitment in a manner acceptable to Assignee. If this Agreement is so terminated, the parties shall thereafter have no further obligations under this Agreement.

          4.4 NO MATERIAL CHANGES. At the Closing Date, there shall have been no material adverse changes in the physical condition of or legal requirements applicable to the Properties.

          4.5 BOARD APPROVAL. Purchaser's Board of Directors shall have approved this transaction in its discretion. If this condition is not satisfied by December 31, 1996, this Agreement shall terminate.

      5. CONDEMNATION. If, prior to closing, any part of the Property is condemned or appropriated by public authority or any party exercising the right of eminent domain, or is threatened thereby, then this Agreement shall, at the election of the Assignee, become null and void. In the event the Assignee elects not to terminate this Agreement, the consideration to be paid by Assignor shall not be affected, but Assignee shall be entitled to all proceeds of such award attributable to the Leasehold Interests (or, if the award is made prior to closing, Assignor shall receive such proceeds but Assignee shall receive a credit against the consideration to be paid in the net amount of such proceeds). Assignor will promptly notify Assignee as to

                                                              April 5, 1996
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                                     4
the commencement of any such action or any communication from a condemning authority that a condemnation or appropriation is contemplated, and will cooperate with Assignee in the response to or defense of such actions, and permit Assignee to participate fully in, and approve any settlement of, any such proceedings.

      6. MODIFICATION AND TERMINATION OF CERTAIN LEASES. Provided that this transaction closes, the parties agree to make the following lease modifications and terminations.

          6.1 The lease agreements referenced on Exhibit D will be modified to provide Assignee (or its applicable subsidiary corporation as to leases of properties located in Washington) with the additional option terms stated in Exhibit D. Such modification agreements will be in the form attached as Exhibit E.

          6.2 Assignee leases certain property located at 700 SE 122nd, Portland, Oregon, from Assignor, pursuant to a lease agreement dated October 22, 1986 (the "Stark Lease"). Assignee subleases this property to Fabric Depot Inc. pursuant to a sublease dated December 31, 1991 (the "Stark Sublease"), a copy of which is attached as Exhibit F. At closing, Assignee will convey its interest in the Stark Sublease to Assignor, Assignor will assume the obligations of Assignee under the Stark Sublease, effective as of the closing date, and Assignor will release Assignee from any and all liabilities and obligations accruing under the Stark Lease after Closing, pursuant to an assignment agreement substantially in the form attached as Exhibit C. . Any security deposit under the Stark Sublease will be transferred to Assignor at closing. In addition, it is a condition to Assignor's obligation to assume the Stark Sublease that (1) Assignee's interest in the Stark Sublease be free and clear of liens at the time of assignment and assumption thereof, and (2) Assignee shall deliver to Assignor an estoppel from the subtenant confirming (a) that there are no defaults under the Stark Sublease, (b) that the Stark Sublease is in full force and effect, (c) the term, security deposit and rent under the Stark Sublease, and (d) that rent has not been paid more than one month in advance.

      7.  CLOSING.

          7.1 CLOSING DATE. This transaction will be closed (the "Closing") on a date to be selected by Assignee and reasonably acceptable to Assignor, but not later than 30 days after satisfaction or written waiver of the conditions specified in Section 4 of this Agreement, and in any event not later than January 30, 1997 (the "Closing Date"). Assignee will give Seller at least 30 days notice to close.

          7.2 MANNER AND PLACE OF CLOSING. This transaction will be closed by an escrow officer of First American Title Insurance Company (or other Title Company selected pursuant to Section 4.2) (the "Escrow Officer") at its office in Portland, Oregon, or at such other place as the parties may mutually select. Closing shall take place in the manner and in accordance with the provisions set forth in this Agreement.

          7.3  PRORATIONS.

               (a) There shall be no prorations of taxes or expenses with respect to the Master Leases or the Subleases, as Assignee is under the Subleases responsible for taxes and expenses, and is entitled to all income derived from, the Properties other than rent owing under the Master Leases and the Subleases.

               (b) Rent owing under the Master Leases and the Subleases shall be prorated as of 12:01 a.m. on the Closing Date, with Assignor entitled to the rents under the Subleases and obligated with

                                                              April 5, 1996
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                                     5
respect to the rents under the Master Leases through such time, and with Assignee obligated with respect to the rents under the Subleases through such time.

               (c) Rent owing under the Stark Lease and the Stark Sublease will be prorated as of 12:01 a.m. on the Closing Date, with Assignor entitled to the rent under the Stark Lease through such time, and with Assignee obligated with respect to the rent under the Stark Lease and entitled to the rent under the Stark Sublease through such time.

          7.4 CONVEYANCE OF LEASEHOLD INTERESTS. Conveyance of the Leasehold Interests shall be by delivery of lease assignment agreements in the form attached as exhibit C. All municipal, county, state and federal transfer and documentary stamp taxes, if any, shall be paid by Assignor at the time of closing. The assignment shall be free of encumbrances of any kind, without exceptions, unless otherwise specified herein or approved pursuant to Section 4.2, and except for the lien of real estate taxes not yet payable, so as to convey to Assignee good and marketable title to the Leasehold Interests. The conveyance will be free of all tenancies other than (1) the occupancy of Fred Meyer, Inc. pursuant to the Subleases; and
(2) subleases, rental agreements or licenses in which Fred Meyer, Inc., or its subsidiary is the sublessor, landlord or licensor.

          7.5 FIRPTA. Assignor shall deliver to Assignee at closing an affidavit that Assignor is not a "foreign person" under FIRPTA, in form satisfactory to Assignee.

          7.6 EVENTS OF CLOSING. Provided the Escrow Officer has received the sums and is in a position to cause the title insurance policy to be issued as described below, this transaction will be closed on the Closing Date as follows:

               (a) Assignee shall pay the total cash consideration for the Leasehold Interests in immediately available funds, adjusted for the charges and credits set forth in this section.

               (b) Any liens or other encumbrances on title required by this Agreement to be paid or removed by Assignor at closing shall be paid and satisfied or removed of record at Assignor's expense.

               (c) Assignor and Assignee shall execute and deliver the lease assignment agreements contemplated by Section 7.4 and Section 6.2.

               (d) Title Company will commit to issue the policy described in Section 7.7, upon recordation of the closing documents.

               (e) The parties will execute any additional documentation required with respect to the matters described in Sections 7.4 and 7.5.

               (f) The Escrow Officer will record the lease assignment agreement(s).

               (g) The parties will execute and deliver the lease modification and termination agreements referenced in Section 6.

               (h) The escrow fee shall be paid equally by the parties. Any real estate excise or transfer tax will be paid by Assignor. The recording fees for the lease assignment agreements will be paid by Assignee. Assignor shall be charged with the premium (including any sales or excise tax) for the title

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
insurance policies to be delivered to Assignee, except that Assignee shall be responsible for the portion of the premium (including any sales or excise tax) attributable to extended coverage if Assignee elects to obtain it, and for the cost of any endorsements requested by Assignee.

               (i)  There are no brokerage fees.

               (j) If any other closing costs not specifically provided for herein are due at closing of this transaction, each party shall pay such closing costs as are normally and customarily the responsibility of such party. In addition to any other items required to be paid by either party pursuant to this Agreement, each party shall pay its own attorneys' fees.

          7.7 TITLE INSURANCE. As soon as possible after the Closing Date, Assignor shall cause the Title Company to furnish Assignee with a standard policy of title insurance in the amount of the total cash consideration for each Leasehold Interest, in form acceptable to Assignee, subject only to exceptions for the matters accepted by Assignee pursuant to Section 4.2. At Assignee's option, such policies shall be in ALTA extended coverage form (full or partial), in which case Assignor and Assignee will execute such affidavits as may be necessary to obtain the extended coverage. Extra title premiums attributable to extended coverage shall be Assignee's expense.

          7.8 LEASE. If Assignee elects to assign this Agreement and the right to purchase the Leasehold Interests to a third party that will lease the Properties to Assignor, the parties will execute any additional documentation necessary to implement such assignment and lease, provided that Assignor shall not be required to incur any additional expense or any material risk in connection therewith.

      8.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

          8.1 ASSIGNOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Assignor represents and warrants to Assignee that:

               (a) To the Assignor's actual knowledge and without independent investigation, and except as disclosed on the Reports or in other reports in Buyer's possession: (1) there are no hazardous substances (as defined below) on, within, under or upon the Properties, in amounts or of kinds that in their current condition pose a threat to human health or the environment or pose a risk of liability under environmental laws (provided, however, that due to the age of the improvements on the Properties, there may be asbestos containing materials used in the construction of such improvements); and (2) there are no underground storage tanks within the Properties. Assignor does hereby assign to Assignee (effective at and as of the Closing Date) any and all environmental warranties, indemnification agreements and rights of action Assignor may have against third parties (if any) relating to the presence of any such hazardous substances or underground tanks. As used in this Agreement, the term "environmental laws" includes any and all state, federal and local statutes, regulations, and ordinances to which the Properties are subject and relating to the protection of human health and the environment, as well as any judgments, orders, injunctions, awards, decrees, covenants, conditions, or other restrictions or standards relating to same; and the term "hazardous substances" includes all hazardous and toxic substances, wastes, or materials, including without limitation all substances, wastes, and materials containing either petroleum, including crude oil or any fraction thereof, or any of the substances referenced in
Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601(14), and similar or comparable state or local laws.

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
As tenant under the Subleases, Assignee is presently responsible for asbestos auditing to the extent required by applicable law, and is not looking to Assignor to provide any such audits.

               (b) Except as disclosed to Assignee in writing, Assignor has received no written notice of any condemnation, environmental, zoning or other land-use regulation proceedings which would detrimentally affect the use and operation of the Properties or the value of the Properties nor has Assignor received written notice of any special assessment proceedings affecting the Properties.

               (c) There is no litigation pending or to the Assignor's actual knowledge threatened against Assignor that arises out of the ownership of the Leasehold Interests and would be binding on the Assignee or might detrimentally affect the use or operation of the Properties for their intended purpose or the value of the Leasehold Interests or adversely affect the ability of Assignor to perform its obligations under this Agreement.

               (d) The persons who have executed this Agreement have been duly authorized to do so by Assignor. All documents delivered at closing will be executed by a duly authorized person. Assignor has a good and legal right to enter into this Agreement and to perform all covenants of Assignor contained in this Agreement in accordance with its terms.

               (e) The copies of the Master Leases provided to Assignee by Assignor have been and/or will be true and complete. There are no liabilities or obligations binding on holder of the Leasehold Interests that are not reflected in the copies of the Master Leases to be provided by Assignor. As of Closing, Assignor's interest in the Master Leases, the Subleases and the rentals due or to become due thereunder will be free of any assignments, encumbrances or liens, except for encumbrances accepted by Assignee pursuant to Section 4.2. No leasing or brokerage fees or commissions of any nature whatsoever are currently or shall become due or owing at or after Closing to any person, firm, corporation, or entity with respect to the Master Leases, the Subleases, or the Leasehold Interests.

               (f) This Agreement and all documents required by it to be executed by Assignor are and shall be valid, legally binding obligations of, and enforceable against, the Assignor in accordance with their terms.

               (g) Neither the execution and delivery of this Agreement and the documents referred to herein, nor the incurring of the obligations set forth herein, nor the consummation of the transactions contemplated hereby, nor compliance with the terms of this Agreement and the documents referred to herein, conflicts with or results in the material breach of any terms, conditions or provisions of or constitute a default under, any bond, note or other evidence of debt, or any contract, indenture, mortgage, deed of trust or other agreement to which Assignor is a party.

          8.2 ASSIGNEE'S REPRESENTATIONS AND WARRANTIES. Assignee represents and warrants to Assignor that:

               (a) The persons who have executed this Agreement have been duly authorized to do so by Assignee, and all requisite corporate action has been taken by Assignee in connection with the entering into of this Agreement and the consummation of the transaction contemplated hereby (subject to the provisions of Sections 4.5, which references the fact that board of directors approval has not been obtained as yet, and 12).

                                                              April 5, 1996
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                                     8

               (b) All documents delivered at closing will be executed by a duly authorized person. Assignee has a good and legal right to enter into this Agreement and to perform all covenants of Assignee contained in this Agreement in accordance with its terms.

               (c) This Agreement and all documents required by it to be executed by Assignee are and shall be valid, legally binding obligations of, and enforceable against, Assignee in accordance with their terms.

               (d) Neither the execution and delivery of this Agreement and the documents referred to herein, nor the incurring of the obligations set forth herein, nor the consummation of the transactions contemplated hereby, nor compliance with the terms of this Agreement and the documents referred to herein, conflicts with or results in the material breach of any terms, conditions or provisions of or constitute a default under, any bond, note or other evidence of debt, or any contract, indenture, mortgage, deed of trust or other agreement to which Assignee is a party.

               (e) The copy of the Stark Sublease attached hereto is true and complete. There are no liabilities or obligations binding on sublessor under the Stark Sublease that are not reflected in the copy attached hereto. As of Closing, Assignor's interest in the Stark Sublease and the rentals due or to become due thereunder will be free of any assignments, encumbrances or liens, except for encumbrances affecting Assignor's interest under the Stark Lease. No leasing or brokerage fees or commissions of any nature whatsoever are currently or shall become due or owing at or after Closing to any person, firm, corporation, or entity with respect to the Stark Sublease.

      9. CONDUCT UNTIL CLOSING; ASSIGNOR'S COOPERATION; DISCLAIMER. From the date of this Agreement until the Closing Date, Assignor shall cause all liens on the Leasehold Interests incurred by Assignor to be paid current, and will not further mortgage or encumber the Leasehold Interests or increase the amount of any current indebtedness on the Leasehold Interests. No provision of this Agreement or previous (or subsequent) conduct or activities of the parties will be construed: (i) as making either party an agent, principal, partner or joint venturer with the other party, (ii) as creating any express or implied obligation for Assignee to operate the Properties as a Fred Meyer retail facility or otherwise, or (iii) as making either party responsible for payment or reimbursement of any costs incurred by the other, whether or not such development occurs (except as may be expressly set forth herein or in its attached exhibits). WHETHER AND HOW ASSIGNEE MAY DEVELOP, REDEVELOP OR OPERATE THE PROPERTIES POST-CLOSING IS AT ASSIGNEE'S DISCRETION. ASSIGNOR WILL NOT HAVE ANY CLAIM AGAINST (OR RIGHT TO RECOVER ANY DAMAGES OR COSTS FROM) ASSIGNEE IN THE EVENT ASSIGNEE DOES NOT DEVELOP, REDEVELOP OR CONTINUE TO OPERATE THE PROPERTIES.

      10.  FAILURE TO CLOSE.

           10.1 ASSIGNOR'S REMEDIES. In the event that this transaction fails to close on account of Assignee's fault or inability to close, and Assignee has not exercised any right to terminate or rescind this Agreement as provided herein, Assignee shall pay to Assignor the sum of $25,000 as full liquidated damages. SUCH AMOUNT HAS BEEN AGREED BY THE PARTIES TO BE REASONABLE COMPENSATION AND THE EXCLUSIVE REMEDY FOR Assignee'S DEFAULT, SINCE THE PRECISE AMOUNT OF SUCH COMPENSATION WOULD BE DIFFICULT TO DETERMINE. Assignor hereby waives any right to specific enforcement of this Agreement, and any right to sue for damages (including lost profits or

                                                              April 5, 1996
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                                     9
consequential damages) other than the liquidated damages provided for in this Section. The parties are initialing this Section for purposes of acknowledging and agreeing to such exclusive remedy and liquidated damages provision.

INITIALS OF:      ASSIGNOR  DWR               ASSIGNEE  SCOTT
                           -----                       -------

           10.2 ASSIGNEE'S REMEDIES. In the event that the transaction fails to close on account of Assignor's fault or Assignor's inability to deliver title acceptable to Assignee pursuant to Section 4.2, Assignee shall be entitled to such remedies for breach of contract as may be available under applicable law, including (without limitation) the remedy of specific performance, collection of damages (provided such damages will not exceed $25,000), recovery of costs and attorneys' fees.

      11.  GENERAL PROVISIONS.

           11.1 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties, and their respective heirs, personal representatives, successors, and assigns. Assignee reserves the right to assign the right to purchase the Leasehold Interests to any third party at closing. Assignee also reserves the right to assign the Agreement at or prior to closing to an entity that will lease the Leasehold Interests to Assignee. Unless otherwise agreed, however, no such assignment shall release Assignee from its obligations under this Agreement, or increase Assignor's obligations in any respect. Any such assignment must include assignment of the Related Agreement referenced in Section 11.16. After assignment, the purchasing party will be imputed with Assignee's knowledge regarding the matters set forth in Section 11.15, and will be bound by the waiver set forth in Section 11.17, for all defects that would have been Assignee's obligation to remedy under the Subleases.

           11.2 TIME OF ESSENCE. Time is of the essence of each and every provision of this Agreement.

           11.3 NOTICES. All demands or notices required or permitted to be given under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested;
by facsimile, or other telecommunication device capable of transmitting or creating a written record (provided that a copy is also sent by U.S. Mail, first class); or personally. Mailed notices shall be deemed delivered five
(5) days after mailing, properly addressed. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

Assignor:         REAL ESTATE PROPERTIES LIMITED PARTNERSHIP
                  Suite 300
                  15350 SW Sequoia Parkway
                  Portland, OR  97224
                  Attn:  Dave Ramus
                  Facsimile No. (503) 624-7755

                                                              April 5, 1996
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                                     10

Assignee:         Fred Meyer, Inc.
                  P.O. Box 42121
                  Portland, Oregon  97242-0121
                  (Street Address - 3800 S.E. 22nd Avenue,
                   Portland, Oregon  97202)
                  Attn: Scott L. Wippel
                  Facsimile No.: (503) 797-3539

           11.4 WAIVER. Failure of either party at any time to require performance of any provision of this Agreement shall not limit the party's right to enforce the provision. Waiver of any breach of any provision shall not be a waiver of any succeeding breach of the provision or a waiver of the provision itself or any other provision.

           11.5 ATTORNEYS' FEES. In the event suit or action is instituted to interpret or enforce the terms of this Agreement or to rescind this Agreement, the prevailing party shall be entitled to recover from the other party such sum as the court may adjudge reasonable as attorneys' fees at trial, on any appeal, and on any petition for review, in addition to all other sums provided by law.

           11.6 PRIOR AGREEMENTS. This Agreement supersedes and replaces all written and oral agreements previously made or existing between the parties (including, without limitation, all previous letters of intent and addenda thereto and all verbal agreements and understandings).

           11.7 APPLICABLE LAW. This Agreement shall be construed, applied and enforced in accordance with the laws of the State of Oregon.

           11.8 BROKERS. Each party will defend, indemnify, and hold the other party harmless from any claim, loss, or liability made or imposed by any other party claiming a commission or fee in connection with this transaction and arising out of its own conduct.

           11.9 CHANGES IN WRITING. This Agreement and any of its terms may only be changed, waived, discharged or terminated by a written instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

           11.10 COUNTERPARTS. This Agreement may be executed simultaneously or in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

           11.11 INVALIDITY OF PROVISIONS. In the event any provision of this Agreement is declared invalid or is unenforceable for any reason, such provision shall be deleted from such document and shall not invalidate any other provision contained in the document.

           11.12 SURVIVAL. All representations, warranties and obligations of the parties in this Agreement shall survive the Closing Date and delivery of the lease assignment agreements contemplated in this Agreement and be fully enforceable thereafter (provided, survival of representations and warranties other than deed title warranties shall be limited to a period of two years).

           11.13 EFFECT OF EXTENSIONS AND MODIFICATIONS; BACKUP OFFERS. Any amendment to this agreement (including any extension of time for waiver of conditions or closing) shall be deemed to be a

                                                              April 5, 1996
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                                     11
modification of the continuing existing agreement, rather than a rescission or termination of such agreement. Assignor will not accept any "backup", "standby" or other additional offers to purchase the Leasehold Interests without Assignee's written consent. In any event, any such additional offer shall be subordinate to this Agreement as it may be extended or modified.

           11.14 DISCLAIMER; DUTY TO DISCLOSE. As to any reports or other materials provided by one party to the other party herein, the party providing such reports or materials is not warranting (and will not be liable or responsible for) the accuracy, fitness or usability of such reports or materials or any recommendations or conclusions stated therein. All representations and warranties of the parties in this Agreement are limited to the best of the party's actual knowledge, without independent investigation or examination. If either party obtains actual knowledge prior to the Closing Date of a fact which would make any of the representations and warranties in this Agreement false, such party will notify the other party of such fact. A party will not be deemed in breach of a representation or warranty in this Agreement or liable to the other party for any claimed misrepresentation in this Agreement after the Closing Date unless the party had actual knowledge on the Closing Date that the representation or warranty was false and failed to disclose to the other party the fact known to the party which made the representation or warranty false.

           11.15 REPRESENTATIONS; CONDITION OF PROPERTIES. Assignee or Assignee's affiliate has heretofore operated and occupied the Properties and has thoroughly and completely examined and is fully aware of the physical condition of the Properties as well as any governmental permits or approvals required in connection with Assignee's use of the Properties, the suitability of the Properties for Assignee's intended use, the availability of utilities and services, the applicable zoning, building, housing and other ordinances, restrictions, laws, and regulations affecting the Properties or other matters. Except as otherwise specifically set forth in this Agreement or in any instrument delivered at Closing, Assignee accepts the land and property and all other aspects of the Properties in their present condition, AS IS, without any representations or warranties by Assignor, expressed or implied. Assignee acknowledges that Assignee has ascertained for itself the value and condition of the Properties and Assignee is not relying on, nor has Assignee been influenced by, any representation of Assignor regarding the value or condition of the Properties.

           11.16 RELATED AGREEMENT. Assignee is party to a Real Estate Purchase and Sale Agreement, dated on or about the date hereof, pursuant to which Assignee intends to acquire the fee interest of REC in the Properties (the "Related Agreement"), which the parties thereto intend to close simultaneously with closing under this Agreement. Assignee's obligation to close under this Agreement is subject to the performance by REC of REC's obligations under the Related Agreement, such that a simultaneous closing may occur. Assignor's obligation to close under this Agreement is subject to the performance by Assignee of Assignee's obligations under the Related Agreement, such that a simultaneous closing may occur.

           11.17 CERTAIN OBLIGATIONS. Under the terms of the Subleases, Assignee is obligated to (i) maintain the Properties (Paragraph 9.1) and
(ii) cause the Properties to comply with all legal requirements (Paragraph 6.2). In addition to Assignee's acknowledgment that it is accepting the Properties AS IS, Assignee hereby waives, releases, acquits and forever discharges Assignor and its officers, directors, partners, employees, agents, and any other person acting on behalf of Assignor, from any and all claims, actions, causes of action, demands, rights, damages expenses or compensation whatsoever, arising from any defects in the Properties, to the extent such defects would have been Assignee's responsibility to remedy under the Subleases.

                                                              April 5, 1996
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                                     12

           11.18 INDEMNITY. Paragraph 12.2 of each Sublease requires Assignee to indemnify Assignor against claims for injury to persons and damage to property occurring on the Properties. The parties acknowledge that Assignee's indemnity obligation to Assignor under Paragraph 12.2 of the Subleases shall survive the assignment or termination of the Subleases or both, and further agrees that such obligation shall extend to REC, as if REC were the landlord under the Subleases.

      12.  APPROVAL BY ASSIGNOR.

           Assignor will have until 5 p.m. (Pacific Time) on April 5, 1996 in which to execute and return to Assignee a fully signed counterpart of this Agreement. Neither the delivery of this Agreement to Assignor for execution nor the delivery of any signed Agreement to Assignee will create a binding contract, or contract by estoppel or otherwise, between the parties. Assignee will have 10 days after receipt of this Agreement signed by Assignor to execute and deliver or transmit (by facsimile or otherwise) to Assignor at its address hereunder a fully executed counterpart of this Agreement, and if not executed and delivered within such time period, this Agreement will be null and void and neither party will thereafter have any obligation or liability to the other party pursuant to this Agreement.

           IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the date set forth above.

Assignor:                   REAL ESTATE PROPERTIES LIMITED PARTNERSHIP,
                            AN OREGON LIMITED PARTNERSHIP, BY FMGP
                            ASSOCIATES, AN OREGON LIMITED PARTNERSHIP,
                            ITS GENERAL PARTNER, BY FMGP INCORPORATED, A
                            DELAWARE CORPORATION, ITS GENERAL PARTNER


                                 By: David W. Ramus
                                     --------------------------------------
                                 Title: VP
                                        -----------------------------------
                                 Date Executed: 4/5/96
                                                ---------------------------


Assignee:                   FRED MEYER, INC., A DELAWARE CORPORATION


                                 By: SCOTT L. WIPPEL
                                     --------------------------------------
                                     Scott L. Wippel, Senior Vice President
                                 Date Executed: 4-8-96
                                                ---------------------------

                                                              April 5, 1996
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                                     13

                                                                EXHIBIT A-2


A tract of land in the Northwest 1/4 of Section 32, Township 1 North, Range 2 East of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, being Blocks 16 and 17 and all of Blocks 15 and 18 of North Mt. Tabor and adjacent portions of vacated Country Road No. 534, Liberty Street and N. E. 66th Avenue; also a portion of Block 9, Marchmont Addition, recorded plats, in the County of Multnomah and State of Oregon; described as follows:

PARCEL NO. I

Beginning at the intersection of the North line of N. E. Glisan Street and the West line of N. E. 67th Avenue; thence Northerly along said West line of N. E. 67th Avenue 572.32 feet, more or less, to the intersection with the South line of N. E. Oregon Street; thence Westerly along the South line of N.E. Oregon 634 feet, more or less, to the intersection with the center line of vacated Country Road No. 534; thence Southerly along the center line of said Country Road #534, 572 feet, more or less, to the intersection with the North line of N. E. Glisan Street; thence Easterly along said North line of N. E. Glisan Street 15 feet to a point; thence Northerly parallel to said center line of said Country Road No. 534, 100 feet to a point; thence Easterly parallel to the North line of N. E. Glisan Street 100 feet to a point; thence Southerly parallel to the center line of said County Road No. 534, 100 feet to the North line of N. E. Glisan Street; thence Easterly along said North line of N. E. Glisan Street 519 feet, more or less, to the point of beginning.

PARCEL NO. II

Lots 8, 9, 10 and that portion of Lots 11, 12, 13, 14 and 15, lying Easterly of the East line of a deeded street, recorded December 1, 1960, in Book 2039, page 256, Multnomah County, Oregon, all in said Marchmont Addition.

PARCEL NO. III

A perpetual easement for ingress and egress over the following tract of land in Section 32, Township 1 North, Range 2 East of the Willamette
Meridian: Beginning at the center line of vacated County Road #534 (N. E. 65th Avenue) and the North line of N. E. Glisan Street; thence South 89 degrees 48' West 15.00 feet; thence North 0 degrees 01' 30" West 215.69; thence North 89 degrees 48' East, 15 feet; thence South 0 degrees 01' 30" East 215.69 feet to the point of beginning, in the City of Portland, County of Multnomah and State of Oregon.

SUBJECT TO:

1. A perpetual easement over the West 15 feet of the South 215.69 feet, for the purpose of ingress, egress and regress as set forth in agreement between Gibbons and Reed Company, a Utah corporation,

                           GLISAN PROPERTY PAGE 1
and Union Central Co., an Oregon corporation, dated September 5, 1961, recorded October 3, 1961 in PS Deed book 2084, page 1.

2. Easement for ingress and egress from Union Central Company to Humble Oil and Refining Company for the benefit of adjoining property disclosed in an unrecorded lease dated July 5, 1961, amended by letter dated September 12, 1961, and by instrument dated October 20, 1961, described as follows: A tract of land in the Northwest 1/4 of Section 32, Township 1, North, Range
2 East, Willamette Meridian, Multnomah County, Oregon, more particularly described as follows: Beginning at the center line of County Road No. 534 (N.E. 65th Avenue), now vacated and the north line of N. E. Glisan Street; thence North 89 degrees 48' East 115.00 feet along said north line to the true point of beginning; thence North 89 degrees 48' East 24.00 feet along said north line; thence North 45 degrees 10' 30" West 33.94 feet; thence South 0 degrees 01' 30" East 24.00 feet to the true point of beginning.

3. Easement for ingress and egress from Union Central Company to Humble Oil and Refining Company for the benefit of adjoining property disclosed in an unrecorded lease dated July 5, 1961, amended by letter dated September 12, 1961, and by instrument dated October 20, 1961, described as follows: A tract of land in the Northwest 1/4 of Section 32, Township 1 North, Range 2 East, Willamette Meridian, Multnomah County, Oregon more particularly described as follows: Beginning at the intersection of the center line of County Road No. 534 (N. E. 65th Avenue), now vacated, and the north line of
N. E. Glisan Street; thence North 89 degrees 48' East 15.0 feet to the true point of beginning; thence North 0 degrees 01' 30" West 30.0 feet; thence Southwesterly to a point on the north line of N. E. Glisan Street which is 30 feet west of the true point of beginning; thence along the north line of
N. E. Glisan Street 30.0 feet to the true point of beginning.


                           GLISAN PROPERTY PAGE 2

         (Former gas station parcel)

         A tract of land in the northwest 1/4 of Section 32, Township 1 North, Range 2 East, W.M., Multnomah County, Oregon, more particularly described as follows:

         Beginning at the center line of County Road No. 534 (N.E. 65th Avenue), now vacated, and the north line of the N. E. Glisan Street; thence North 89 degrees 48' East, 15.0 feet to the true point of beginning; thence North 89 degrees 48' East, 100.00 feet along said north street line; thence North 0 degrees 01' 30" West,
         100.00 feet; thence South 89 degrees 48' 00" West, 100.00 feet; thence South 0 degrees 01' 30" East, 100.00 feet to the true point of beginning.

together with the joint use in common of an easement over the following described real property:

         A tract of land in the northwest 1/4 of Section 32, Township 1 North, Range 2 East, W.M., Multnomah County, Oregon, more particularly described as follows:

         Beginning at the center line of County Road No. 534 (N.E. 65th Avenue), now vacated and the north line of N. E. Glisan Street, thence North 89 degrees 48' East, 115.00 feet along said north line to the true point of beginning; thence North 89 degrees 48' East, 24.00 feet along said north line; thence North 45 degrees 10' 30" West, 33.94 feet; thence South 0 degrees 01' 30" East,
         24.00 feet to the true point of beginning.

         Commonly known as 6515 N.E. Glisan, Portland, Oregon


                           GLISAN PROPERTY PAGE 3

                                                                EXHIBIT A-3


A tract of land in Section 11, Township 1 South, Range 3 East of the Willamette Meridian, in the City of Gresham, County of Multnomah and State of Oregon described as follows:

Beginning at a point on the westerly line of that tract of land described in Book 2191, page 341, Multnomah County Record of Deeds, 5.00 feet southerly from the southerly right-of-way line of Bull Run Road, said point bears South 2 degrees 44' 22" West 14.47 feet and South 87 degrees 15' 38" East 252.33 feet and South 89 degrees 38' 02" East 434.96 feet from the Northeast corner of the J.H. Lambert Donation Land Claim, Township 1 South, Range 3 East, Willamette Meridian, Multnomah County, Oregon:

Thence South 0 degrees 30' 55" East 185.19 feet to the southwesterly corner of that tract of land described in Book 2191, page 341, Multnomah County Record of Deeds; Thence South 89 degrees 38' 35" East 404.95 feet to a point situated North 89 degrees 38' 35" West 20.00 feet from the East line of that tract of land described in PS Miscellaneous Book 188, page 511, Multnomah County Record of Deeds; thence South 0 degrees 27' 56" East
190.00 feet to a point; thence South 21 degrees 30' 03" East 334.70 feet to a point; thence South 32 degrees 04' 14" East 220.83 feet to a 1-inch iron pipe on the westerly boundary of that tract of land described in PS Deed Book 990, page 130; thence South 0 degrees 28' 16" East 661.58 feet along said boundary line to the Northeast corner of that tract of land described in Volume 1106, page 283, Multnomah County Book of Deed Records; thence North 71 degrees 51' 12" West, coincident with the northerly line of the aforementioned described tract, 122.03 feet to a point; thence North 0 degrees 28' 31" West 427.13 feet to a point; thence South 89 degrees 29' 30" West 252.94 feet to a point; thence South 60 degrees 57' 27" West
235.66 feet to the easterly right-of-way line of S.E. Burnside Road; thence northwesterly along said right-of-way as follows: North 39 degrees 07' 34" West 299.29 feet along the Northeast boundary of that parcel of land described in Book 1701, page 3, Deed Records, and North 28 degrees 49' 10" West 116.95 feet and northwesterly along the arc of a 5,809.58-foot radius curve left, of which the long chord bears North 29 degrees 50' 21" West
226.35 feet and North 58 degrees 59' 11" East 10.00 feet and northwesterly along the arc of a 5,819.58-foot radius curve left, of which the long chord bears North 32 degrees 47' 02" West 371.74 feet to the intersection of the easterly right-of-way line of East Burnside Road and the southerly right-of-way line of Third Street; thence northeasterly along the southerly right-of-way line of Third Street as follows: Northeasterly along the arc of a 1,732.77-foot radius curve left, the long chord bears North 48 degrees 06' East 246.87 feet; North 44 degrees 00' 53" East 163.77 feet, northeasterly along the arc of a 211.00-foot radius curve right of which the long chord bears North 60 degrees 56' 29" East 122.86 feet, South 89 degrees 38' 02" East 70.65 feet to the point of beginning.


                          GRESHAM PROPERTY PAGE 1

                                                                EXHIBIT A-4


Property Description                                        August 12, 1974
Tract A                      Fred Meyer, Inc.


A tract of land located in the northwest quarter of Section 15, Township 1 North, Range 1 East, Willamette Meridian, City of Portland, Multnomah County, Oregon, more particularly described as follows:

Beginning at a point on the north line of Lot 1, Block 1, Kenmore, said point bears North 87 degrees 54' 00" East, 20.61 feet from the northwest corner thereof; thence North 87 degrees 54 ` 00" East, 432.02 feet to a point on the north line of Lot 2, Block 1, Van Buren's Addition, said point bears South 87 degrees 54' 00" West, 32.97 feet from the northeast corner thereof; thence on a 22.00 foot radius curve to the right, which chord bears South 45 degrees 52' 30" East, 31.77 feet, an arc length of 35.50 feet to a point 10.00 feet westerly from, when measured at right angles, the east line of said Block 1, Van Buren's Addition; thence South 00 degrees 21' 00" West, parallel with the said east line of Block 1, 462.94 feet to a point 10.00 feet westerly from, when measured at right angles, the east line of Block 4, said Van Buren's Addition; thence on a 199.01 foot radius curve to the left, which chord bears South 13 degrees 28' 00" East, 95.05 feet, an arc length of 95.98 feet; thence on a 129.01 foot radius curve to the right, which chord bears South 20 degrees 48' 30" East,
29.09 feet, an arc length of 29.15 feet to a point 10.00 feet westerly from, when measured on a radial line to said curve, the said east line of Block 4, Van Buren's Addition; thence on a 23.00 foot radius curve to the right, which chord bears South 18 degrees 45' 57" West, 25.12 feet, an arc length of 26.57 feet to a point 10.00 northerly from, when measured at right angles, the south line of Lot 8, Block 4, said Van Buren's Addition; thence North 89 degrees 38' 20" West, parallel with the said south line of Block 4, 500.19 feet to a point on the west line of Lot 1, Block 1, Northview, said point bears North 00 degrees 18' 49" East, 10.00 feet from the southwest corner thereof; thence North 00 degrees 19' 40" East, along the west line of Block 1, Northview, and the west line of Blocks 1 and 2 said Kenmore, 588.13 feet to a point that bears South 00 degrees 19' 40" West, 20.61 feet from the said northwest corner of Lot 1, Block 1, Kenmore; thence on a 21.50 foot radius curve to the right, which chord bears North 44 degrees 06' 50" East, 29.75 feet, an arc length of 32.86 feet to the point of beginning.

The above described tract of land contains 296,036.34 square feet or 6.7960 acres, more or less.


                    PETTIJOHN ENGINEERING COMPANY, INC.

                                   74-99

                         INTERSTATE PROPERTY PAGE 1

Property Description                                       August 12, 1974
Tract B                       Fred Meyer, Inc.


A tract of land located in the northwest quarter of Section 15, Township 1 North, Range 1 East, Willamette Meridian, City of Portland, Multnomah County, Oregon, more particularly described as follows:

Beginning at a point on the west line of Lot 1, Block 2, Van Buren's Addition, said point bears South 00 degrees 21' 00" West, 28.33 feet from the northwest corner thereof, said point also located at the intersection of the westerly right-of-way line of the Minnesota Freeway and the east right-of-way line of North Montana Avenue; thence tracing the said westerly freeway right-of-way line the following courses: South 60 degrees 42' 04" East, 122.73 feet, South 25 degrees 49' 30" East, 56.67 feet; South 00 degrees 21' 00" West, 45.00 feet; South 15 degrees 11' 48" East, 55.96 feet; South 00 degrees 21' 00" West, 100.00 feet; South 00 degrees 51' 11" East, 100.01 feet; South 00 degrees 36' 51" West, 50.00 feet; South 04 degrees 56' 08" East, 77.41 feet to a point on the south line of Lot 13, Block 1, Shannon Tract; thence North 89 degrees 38' 20" West, 24.00 feet to the southwest corner of said Lot 13; thence leaving said freeway right-of-way line and continuing North 89 degrees 38' 20" West, 50.00 feet to the southwest corner of Lot 11, said Block 1, Shannon Tract, said point also located on the east line of Lot 2, Block 5, Van Buren's Addition; thence North 00 degrees 21' 00" East, 21.90 feet to the northeast corner of said Lot 2; thence North 89 degrees 58' 00" West, 71.23 feet to the northwest corner of said Lot 2, said point also located on the easterly right-of-way line of North Montana Avenue; thence along the said easterly right-of-way line on a 139.01 foot radius curve to the right, which chord bears North 11 degrees 12' 49" West, 55.73 feet, an arc length of 56.11 feet; thence North 00 degrees 21' 00" East, 460.14 feet to the point of beginning.

The above described tract of land contains 69,634.68 square feet or 1.5986 acres, more or less.

                    PETTIJOHN ENGINEERING COMPANY, INC.

                                   74-99

                         INTERSTATE PROPERTY PAGE 2

                                                             EXHIBIT A-5(A)



Property Description           FRED MEYER, INC.          September 17, 1974
                                  Parcel A


     A parcel of land in Section 12, Township 2 South, Range 1 East, Willamette Meridian, Clackamas County, Oregon, more particularly described as follows:

     Beginning at the northeast corner of the intersection of S. E. McLoughlin Boulevard and S. E. Oak Grove Boulevard; thence in a northwesterly direction along the east line of said S. E. McLoughlin Boulevard on a 2805.00 foot radius curve to the right, which chord bears North 20 degrees 02' 48" West, 606.46 feet, an arc length of 607.65 feet to the north line of a tract of land conveyed to Robert M. Taylor and Imal O. Taylor by C. R. Moe, single man, in P S Deed Book 466, page 555, dated March 12, 1953 and recorded on March 17, 1953, records of Clackamas County; thence North 88 degrees 34' 30" East along said north line 163.52 feet to the west line of Lot 5, Camplan Addition, a duly recorded plat in Clackamas County; thence North 1 degrees 21' 40" West along the said west line of Lot 5, 31.00 feet to a point 25.00' Southerly from the northwest corner thereof; thence North 88 degrees 34' 30" East, parallel with the north line of said Lot 5, 189.97 feet to the intersection of said line with the northwesterly right of way line of the re-located 30.00 foot radius cul-de-sac at the south terminus of Camplan Court; thence along said cul-de-sac on a 30.00 foot radius curve to the left, which chord bears North 88 degrees 36' 00" East, 50.02 feet, an arc length of 129.35 feet to a point on the west line of Lot 8, said Camplan Addition, 70.03 feet southerly from the northwest corner thereof; thence North 1 degrees 21' 40" West along the west line of said Lot 8, 0.03 feet; thence North 88 degrees 34' 30" East, parallel with the north line thereof, 100.00 feet; thence South 1 degrees 21' 40" East, 5.00 feet; thence North 88 degrees 34' 30" East, 20.00 feet; thence South 46 degrees 25' 30" East, 35.36 feet; thence North 88 degrees 34' 30" East, 147.28 feet; thence South 36 degrees 10' 10" East, 225.24 feet to the said northerly right of way line of S. E. Oak Grove Boulevard; thence South 47 degrees 35' 40" West along said northerly line 595.02 feet to an angle point in said line; thence South 88 degrees 26' 40" West, 181.35 feet to the point of beginning.

     The above described parcel of land contains 7.6734 acres more or less.


                    PETTIJOHN ENGINEERING COMPANY, INC.

                               Job No. 74-121

                         OAK GROVE PROPERTY PAGE 1

Property Description           FRED MEYER, INC.         September 17, 1974
                                  Parcel B


     A parcel of land in Sections 1 and 12, Township 2 South, Range 1 East, Willamette Meridian, Clackamas County, Oregon, more particularly described as follows:

     Beginning at the northwest corner of Lot 8, Camplan Addition, a duly recorded plat in Clackamas County, said point also being on the East right of way line of Camplan Court; thence North 88 degrees 34' 30" East along the north line of said Lot 8 and its easterly extension thereof, 377.99 feet; thence North 1 degrees 13' 38" W, 200.00 feet to a point on the south right of way line of Maple Street; thence North 88 degrees 34' 30" East along said line, 114.89 feet to the intersection of said line with the westerly right of way line of Oatfield Road; thence South 25 degrees 19' 30" East along said westerly line, 198.43 feet to an angle point in said line; thence South 36 degrees 10' 10" East, 129.43 feet to the intersection of said line with the northerly right of way line of Oak Grove Boulevard; thence South 47 degrees 35' 40" West along said northerly line, 300.89 feet; thence leaving said line and running North 36 degrees 10' 10" West,
225.24 feet; thence South 88 degrees 34' 30" West, 147.28 feet; thence North 46 degrees 25' 30" West, 35.36 feet; thence South 88 degrees 34' 30" West, 20.00 feet; thence North 1 degrees 21' 40" West, 5.00 feet to a point
70.00 feet south of, when measured at right angles, the said north line of Lot 8, Camplan Addition; thence South 88 degrees 34' 30" West, parallel with said line, 100.00 feet to a point on the east right of way line of said Camplan Court; thence North 1 degrees 21' 40" West, 70.00 feet to the point of beginning.

The above described parcel of land contains 2.7953 acres more or less.


                    PETTIJOHN ENGINEERING COMPANY, INC.

                               Job No. 74-121

                         OAK GROVE PROPERTY PAGE 2

                                  PARCEL C


     A parcel of land in Section 12, Township 2 South, Range 1 East, Willamette Meridian, Clackamas County, Oregon, more particularly described as follows:

     The Westerly 90 feet of the following described parcel: The South 55 feet of Lot 4 and the North 25 feet of Lot 5, Camplan Addition, according to the duly recorded plat thereof, in Clackamas County, Oregon; and

     Parts of Tracts "M" and "J" of Kuehl's Acres, described as: Beginning on the east line of the East Portland-Oregon City Highway, known as the Super Highway, 164 feet Northerly from the south line of Tract "K", Kuehl's Acres; thence Northerly along the East line of said Super Highway 100 feet; thence East parallel with Maple Avenue 184.80 feet, more or less, to the east boundary of Tract "J", Kuehl's Acres; thence South along the east boundary of said Tract "J", 100 feet, more or less, to a point East of the point of beginning; thence West parallel with Maple Avenue 164.20 feet, more or less, to the point of beginning. Situate in Clackamas County, Oregon.


                         OAK GROVE PROPERTY PAGE 3

                                                                EXHIBIT A-6

                                  STADIUM

(Parking Lot)

1. Part of Block 30 in King's Second Addition to the City of Portland, in the City of Portland, County of Multnomah and State of Oregon:
     Commencing at a point where the West line of N. W. 20th Place, formerly Ella Street, would intersect the North line of N. W. Davis Street, formerly "D" Street if extended; running thence Northerly on the West line of N. W. 20th Place, 55 feet; thence Westerly and parallel to the North line of N. E. Davis Street, formerly "D" Street, if extended 100 feet; thence Southerly parallel to N. W. 20th Place, 55 feet to the North line of N. W. Davis Street, if extended; thence East 100 feet to the place of beginning.

     Beginning on the West boundary line of N. W. 20th Place at a point 50 feet Southerly from the intersection of the South line of N. W. Everett Street with the West line of said N. W. 20th Place; running thence Southerly along the West line of N. W. 20th Place, 50 feet; thence running Westerly parallel with the South boundary line of N. W. Everett Street, 100 feet; thence running Northerly parallel with the West line of N. W. 20th Place, 50 feet; thence running Easterly parallel with the South line of N. W. Everett Street, 100 feet to the point of beginning; also described as South 50 feet of the North 100 feet of the East 100 feet of Block 30, King's Second Addition to the City of Portland.

     Part of Block Thirty (30) King's Second Addition, described as follows: Commencing at a point where the West line of N. W. 20th Place, formerly Ella Street, would intersect the North line of N. W. Davis Street, formerly "D" Street, if extended; and running thence Northerly on the West line of N.W. 20th Place, 55 feet to the true place of beginning of the tract herein to be described; thence Westerly and parallel to the North line of N. W. Davis Street, formerly "D" Street, if extended, 100 feet; thence Northerly and parallel with the West line of N. W. 20th Place, 45 feet; thence Easterly and parallel to the North line of N. W. Davis Street, formerly "D" Street, if extended, 100 feet to the West line of N. W. 20th Place; thence Southerly along the West line of N. W. 20th Place, 45 feet to the true place of beginning.


                          STADIUM PROPERTY PAGE 1

(Store)

2. A part of Block 29, King's 2nd Addition to the City of Portland, in the City of Portland, County of Multnomah, and State of Oregon, more particularly described as follows:

     Beginning at a point in the West line of Northwest 20th Avenue, which is 60 feet South of the South lineof Northwest Everett Street; thence West along a line parallel with the South line of Northwest Everett Street, 112.5 feet; thence South along a line parallel with the West line of Northwest 20th Avenue, 40 feet to a point; thence West along a line parallel with the South line of Northwest Everett Street, 87.5 feet to a point in the East line of Northwest 20th Place, which is 100 feet South of the South line of Northwest Everett Street; thence South along the East line of Northwest 20th Place, 472.64 feet to a point in the North lineof West Burnside Street; thence Easterly along the Northerly line of West Burnside Street, 200.92 feet to an intersection with the East line of Northwest 20th Avenue; thence North along the West line of Northwest 20th Avenue 532.22 feet to the point of beginning.


                          STADIUM PROPERTY PAGE 2

                                                                EXHIBIT A-7


     A tract of land in Section 36, Township 1 South, Range 1 West, Willamette Meridian, Washington County, Oregon, more particularly described as follows:

     Beginning at the intersection of the south line of the Thomas Stott D.L.C. No. 53 with the west line of S.W. 71st Avenue as established by County Road survey No. 2042; thence southerly along said road on a 316.18 foot radius curve to the left, which chord bears South 16 degrees 47' 32" East, 129.06 feet, an arc length of 129.97 feet; thence continuing along said road South 28 degrees 32' 12" East, 23.25 feet to the top edge of a rock bank; thence leaving said road and running southwesterly along said rock bank the following courses: South 33 degrees 28' 10" West, 51.81 feet; South 35 degrees 54' 20" West, 44.87 feet; South 40 degrees 09' 50" West,
40.34 feet, South 34 degrees 33' 00" West, 16.51 feet; thence leaving said rock bank and running South 36 degrees 12' 40" East, 64.59 feet to the northwesterly line of S. W. Pacific Highway West; thence southwesterly along said highway the following courses: South 53 degrees 47' 20" West,
567.15 feet, South 36 degrees 12' 40" East, 10.00 feet; South 53 degrees 47' 20" West, 222.13 feet; thence leaving said highway and running North 36 degrees 12' 40" West, 98.29 feet; thence North 89 degrees 48' 00" West,
78.47 feet; thence North 0 degrees 12' 00" East, 265.24 feet; thence South 89 degrees 10' 00" East, 20.60 feet; thence North 0 degrees 12' 00" East,
452.00 feet to the said south line of Thomas Stott D.L.C. No. 53, thence South 89 degrees 00' 00" East along said D.L.C. line 328.10 feet; thence leaving said D.L.C. line and running North 0 degrees 15' 00" West, 131.94 feet to the south line of S. W. Spruce Street; thence North 89 degrees 52' 00" East along said street 419.95 feet to the intersection of said street with the said west line of S. W. 71st Avenue; thence South 0 degrees 18' 54" West, 99.89 feet; thence on a 316.18 foot radius curve to the left, which chord bears South 2 degrees 21' 02" East, 29.41 feet, an arm length of 29.62 feet to the point of beginning.

     The above described tract of land contains 11.40 acres more or less.


                           TIGARD PROPERTY PAGE 1

The following is the description of a portion of Lot B Metzger Acre tracts.

Beginning at a 3/4-inch iron pipe marking the northeasterly corner of Lot B Metzger Acre tracts, Township 1 South, Range 1 West of the Willamette Meridian, Washington County, Oregon, as recorded in Volume 2, Page 41 in the Plat Books of said county, said northeasterly corner is recorded as bearing North 45 degrees 10' East 875.3 feet and North 00 degrees 11' West 1784.5 feet and South 89 degrees 03' East 3688.5 feet and North 00 degrees 05' West 138.5 feet and North 89 degrees 48' West 447.2 feet from the most southerly southwest corner of the Thomas Scott Donation.

Land Claim No. 53, Township 1 South, Range 1 West of the Willamette Meridian, Washington County, Oregon, and running thence;

North 89 degrees 48' West 200.00 feet along the southerly right-of-way line of Spruce Street to an iron rod;

thence southerly 127.75 feet paralle to the easterly boundary line of said Lot B to a 5/8-inch iron rod with an aluminum cap on the southerly boundary line of Metzger Acre tracts;

thence South 89 degrees 03' East 200.11 feet along said southerly boundary line to the southeasterly corner of said Lot B;

thence northerly along said easterly boundary line of Lot B 131.07 feet to the point of beginning and containing 0.6 acres of land, more or less.


                           TIGARD PROPERTY PAGE 2

All of Block "B" METZGER ACRE TRACTS, EXCEPT the East 200 feet thereof, in the County of Washington and State of Oregon. Known as Tax Lot 3700.


                           TIGARD PROPERTY PAGE 3

                                 EXHIBIT B

                           Environmental Reports

NONE.

                                                              April 5, 1996
SITE PURCHASE AGREEMENT - FM Form A-3                             Rev. 3/94

EXHIBIT C - LEASE ASSIGNMENT FORM
- ---------------------------------

RECORDING REQUESTED
BY AND WHEN RECORDED
RETURN TO:

- --------------------
P.O. Box 42121
Portland, Oregon  97242
Attn:  RTC MO/CLD

- --------------------------------------------------------------------------------

                         LEASE ASSIGNMENT AGREEMENT

     This Lease Assignment Agreement (this "Agreement"), dated as of __________, between REAL ESTATE PROPERTIES LIMITED PARTNERSHIP, an Oregon limited partnership whose address is Suite 300, 15350 SW Sequoia Parkway, Portland, OR 97224 ("Assignor"), and _________________, a Delaware corporation, whose address is ____________________ ("Assignee"), recites and provides as follows:

     FOR good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers, conveys and delivers to Assignee all of Assignor's right, title and interest in and to each of the lease agreements referenced on Exhibit A hereto (the "Lease Agreements"). The rights conveyed hereby are referred to herein as the "Leasehold Interests".

     Assignee hereby accepts the foregoing assignment. Assignee agrees to assume Assignor's obligations under the Lease Agreements, provided, however, that Assignee does not assume, and Assignor shall remain fully responsible for, and agrees to discharge, any obligations or liabilities under such Lease Agreements that either (i) are not disclosed on the face of the copies of such Lease Agreements provided by Assignor to Assignee, or
(ii) accrued or arose from or out of a set of facts existing prior to the date hereof ("Assignor's Liabilities"). Assignee will indemnify, defend and hold harmless Assignor from and against liabilities, costs, expenses and damages, including attorneys' fees, arising from Assignee's failure to perform its obligations hereunder, except for liabilities that arise from Assignor's failure to perform its obligations hereunder or to discharge Assignor's Liabilities. Assignee assumes no liabilities or obligations of Assignor of any nature whatsoever, whether or not accrued or affixed, absolute or contingent, known or unknown, determined or determinable, or incurred prior to, on or after the Closing Date.

     Assignor represents, warrants and covenants to and with Assignee that:
(1) Assignor has good and indefeasible title to the Leasehold Interests, subject to no encumbrances created or suffered by Assignor other than the matters identified on Exhibit B hereto; (2) Assignor has the full right, power and authority to assign the Leasehold Interests to Assignee in accordance herewith; and (3) Assignor will defend Assignee's right, title and interest in and to the Leasehold Interests from and against any claim by, through or under Assignor.

     This Agreement shall bind and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors, heirs, and permitted assigns. This Agreement may be executed in any number of

                                                              April 5, 1996
SITE PURCHASE AGREEMENT - FM Form A-3                             Rev. 3/94
counterparts, all of which taken together shall constitute one agreement binding on all the parties. Each party agrees, at the request of the other party, at any time and from time to time after the date hereof, to execute and deliver all such further documents, and to take and forbear from all such action, as may be reasonably necessary or appropriate in order more effectively to perfect the transfers of rights contemplated herein or otherwise to confirm or carry out the provisions of this Agreement.

EXECUTED effective the date first written above.

[signature and acknowledgment forms]


                                                              April 5, 1996
SITE PURCHASE AGREEMENT - FM Form A-3                             Rev. 3/94

                     EXHIBIT D - LEASES TO BE MODIFIED
                     ---------------------------------

The lease agreements between Assignor as lessor and Assignee (or Assignee's subsidiary) as lessee, covering the Fred Meyer retail stores referenced below, will, provided the transaction closes, be modified as contemplated by Section 6. "FMV" means fair market value, determined in accordance with the form of lease modification agreement attached as Exhibit E to this Agreement except as specifically stated below.

- ---------------------------------  --------------------------------------------------------------
Fred Meyer Retail Location         Modification
- ---------------------------------  --------------------------------------------------------------
Anchorage (Northern Lights Blvd)   Add one ten-year option term at the greater of (1) FMV, or
                                   (2) the rent owing under Assignor's underlying lease of the property from the fee owner (including any percentage rent and/or stipulated step increases).  The procedure for
                                   determining FMV of the entire property will be the same as the procedure for determining fair market value for the ground under the underlying lease.
- ---------------------------------  --------------------------------------------------------------
Burien, Washington                 Add six 5-year option terms at FMV
- ---------------------------------  --------------------------------------------------------------
Clackamas, Oregon                  Add one 5-year option terms at FMV
- ---------------------------------  --------------------------------------------------------------
Cornelius, Oregon                  Add three 10-year option terms at the greater of (1) FMV, or
                                   (2) the rent owing under Assignor's underlying lease of the property from the fee owner (including any percentage rent and/or stipulated step increases).  The procedure for
                                   determining FMV of the entire property will be the same as the procedure for determining fair market value for the ground under the underlying lease.
- ---------------------------------  --------------------------------------------------------------
Fairbanks, Alaska                  Add three 5-year option terms at the greater of (1) FMV or
                                   (2) the rent owing under Assignor's underlying lease of the property from the fee owner.
- ---------------------------------  --------------------------------------------------------------
Midway, Washington                 Add seven 5-year option terms at FMV, in replacement of all existing renewal options.
- ---------------------------------  --------------------------------------------------------------
Peninsula, Portland, Oregon        Add six 5-year option terms at FMV
- ---------------------------------  --------------------------------------------------------------

                                                              April 5, 1996
SITE PURCHASE AGREEMENT - FM Form A-3                             Rev. 3/94

EXHIBIT E - FORM OF LEASE AMENDMENT
- -----------------------------------


RECORDING REQUESTED
BY AND WHEN RECORDED
RETURN TO:

- --------------------
P.O. Box 42121
Portland, Oregon  97242
Attn:  RTC MO/CLD



- --------------------------------------------------------------------------------

                         LEASE AMENDMENT NO. _____
                          (__________,__________)

     THIS LEASE AMENDMENT NO. ___ (the "Amendment") is made as of this _____ day of ______________, 199___, by and between REAL ESTATE PROPERTIES LIMITED PARTNERSHIP, successor to FRED MEYER REAL ESTATE PROPERTIES, LTD., whose address is Suite 300, 15350 SW Sequoia Parkway, Portland, OR 97224 ("Landlord"), and _________________, a ___________ corporation, whose address is P.O. Box 42121, Portland, Oregon 97242-0121 (Street address 3800 SE 22nd Avenue, Portland, Oregon 97202) ("Tenant").

                              R E C I T A L S

     A. By a certain Lease dated __________, as amended by ________________ (as so amended, the "Lease"), Landlord leased to Tenant certain land, described on Exhibit A, and the related improvements described in the Lease (the "Premises"). Capitalized terms not otherwise defined herein have the meanings set forth in the Lease.

     B. The Lease currently provides for a Primary Term that ends on __________________. [In addition, the Lease currently provides for _____ Renewal Terms of ______ years each.]

     C. The parties desire to modify certain terms of the Lease, as set forth in this Agreement.

                             A G R E E M E N T

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. [In addition to the Renewal Terms currently provided for in the Lease,] Landlord agrees that Tenant shall have the right to [an additional] ____ Renewal Terms of ____ years each, which shall be exercised in the manner and subject to the conditions set forth in Section 3.2 of the Lease; provided, however, that the "Fixed Rent" during the additional Renewal Terms provided in this Amendment shall be [the Fair Market Rental Value] for the Premises, determined in the manner provided in Section 2 of this Amendment. [Terms of each Amendment to reflect terms stated in Exhibit D]

                                                              April 5, 1996
LEASE TERMINATION AGREEMENT - FORM NO. Q-3                        Rev. 8/93

     2. Fair Market Rental Value of the Premises will be determined in the following manner:

         2.1 Tenant will provide Tenant's opinion of the Fair Market Rental Value of the Premises at or prior to the time of exercise of the applicable option for a Renewal Term. The Fair Market Rental Value shall be based on the retail use of the Premises subject to the terms of the Lease.

         2.2 If Landlord does not accept Tenant's opinion of the Fair Market Rental Value of the Premises, Landlord shall state its opinion of the Fair Market Rental Value in a notice delivered to Tenant within 30 days of receipt of Tenant's notice. The parties shall then seek an agreement on the Fair Market Rental Value.

         2.3 If Landlord and Tenant are unable to agree on the Fair Market Rental Value within forty-five (45) days after Tenant's receipt of Landlord's notice, Landlord and Tenant shall each appoint an appraiser who shall be a member of the American Institute of Real Estate Appraisers with at least five (5) years' experience in appraising commercial real property in the applicable market area (an "M.A.I. appraiser") and notify the other party in writing of the name and address of said appraiser. If a party fails or refuses to appoint an appraiser and provide written notice thereof to the other party within fifteen (15) days after receipt of the name and address of the other party's appraiser, the single appraiser appointed shall constitute the sole appraiser for the purpose of determining the applicable Fair Market Rental Value. If both parties appoint an appraiser in accordance with the foregoing procedure, the two (2) appraisers shall immediately proceed to determine and agree upon the Fair Market Rental Value. If the two appraisers cannot agree and if the higher of the two appraisals is no more than 110% of the lower appraisal, the Fair Market Rental Value shall be the average of the two appraisals. If the higher of the two appraisals is more than 110% of the lower appraisal, the two appraisers shall together promptly appoint a third M.A.I. appraiser. If the two appraisers are unable to agree upon a third appraiser, either party shall have the right, upon ten (10) days prior written notice to the other party, to apply to the American Institute of Real Estate Appraisers or to the presiding judge of the court of general jurisdiction in the county in which the Premises are located, or other appropriate tribunal, for appointment of the third appraiser. That appraiser shall immediately proceed to determine the applicable Fair Market Rental Value and a value agreed upon by a majority of the three appraisers shall be the Fair Market Rental Value. If a majority of the three appraisers are unable to agree upon the Fair Market Rental Value, the value obtained by averaging the three appraisals shall constitute the Fair Market Rental Value. Each party will pay its respective appraiser's fee plus one-half (1/2) of the third appraiser's fee (if any) plus all reasonable costs and attorney's fees incurred by it in any judicial proceeding or any proceeding before the American Institute of Real Estate Appraisers which is not attributable to the default of the other party. The appraisal process described in this clause 2.3 shall be completed within one hundred twenty (120) days after Tenant's receipt of Landlord's notice.

     3. Continuing Agreement. This Amendment amends and supplements the Lease and the terms of this Amendment are hereby incorporated into the Lease. Except as expressly amended or supplemented by this Amendment, the Lease is and shall remain in full force and effect according to its terms.

                                                              April 5, 1996
LEASE TERMINATION AGREEMENT - FORM NO. Q-3                        Rev. 8/93

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first hereinabove set forth.

LANDLORD:                    _____________________________________________


                                  By: ____________________________________
                                  Title: _________________________________


TENANT:                      _____________________________________________


                                  By: ____________________________________
                                  Title: _________________________________

[ACKNOWLEDGMENTS]
[ATTACH EXHIBIT A - LEGAL DESCRIPTION]

                                                              April 5, 1996
LEASE TERMINATION AGREEMENT - FORM NO. Q-3                        Rev. 8/93

                                                                  EXHIBIT F

- --------------------------------------------------------------------------------
                       -----------------------------
                             SUBLEASE AGREEMENT
                       -----------------------------


LANDLORD:          FRED MEYER, INC.


TENANT:            FABRIC DEPOT, INC.


                            Covering property at
                            700 SE 122nd Avenue
                        in Multnomah County, Oregon

- --------------------------------------------------------------------------------

                           SUMMARY OF LEASE TERMS

     1. Leased Property. Land and building located at 700 SE 122nd Avenue, Portland, Oregon.

     2. Lease Term. Commencing with the "Commencement Date" specified in the Lease and ending on November 30, 1994, unless renewed or sooner terminated in accordance with its terms.

     3. Base Rent. The initial base rent is $18,150 per month, payable on the first day of each month, subject to adjustment.

     4. Services, Utilities. Tenant will pay for all services and utilities serving the Property.

     5. Real Property Taxes. Tenant will pay all property taxes and assessments on the Property attributable to the Lease term.

     6. Net Sublease. The sublease of the Property to Tenant shall be an "net" lease, except as otherwise specifically set forth in this Lease.










Commencement Date:  December 31, 1991
Termination Date:   November 30, 1994 (unless renewed)
- --------------------------------------------------------------------------------

                                   INDEX
                                    for
                             SUBLEASE AGREEMENT


SECTION 1.  Term; Possession                                          Page

            1.1    Term                                                  1
            1.2    Tenant's Work                                         1
            1.3    Landlord's Work                                       1
            1.4    Acceptance of Property                                2
            1.5    Underlying Lease Rent Payments                        2
            1.6    Renewal Options                                       2
            1.7    Compliance with Underlying Leases                     2
            1.8    Leases; Key Shop Lease                                3

SECTION 2.  Rental

            2.1    Rental                                                3
            2.2    Renewal Period Base Rental                            3
            2.3    Definition of Gross Sales                             3
            2.4    Calculation, Time and Place of Payment                4
            2.5    Records                                               4
            2.6    Reporting                                             4
            2.7    Landlord's Right to Audit                             4
            2.8    Interest and Late Charges                             4
            2.9    Additional Rent, No Offsets                           5
            2.10   Partial or Delinquent Payments                        5
            2.11   Net Lease                                             5

SECTION 3.  Use of Property

            3.1    Permitted Use                                         5
            3.2    Compliance with Laws                                  5
            3.3    Hazardous Substances                                  5
            3.4    No Offensive Activities                               6
            3.5    Sign                                                  6
            3.6    Supervision                                           6
            3.7    Covenant of Continuous Operation
                   and Full Merchandising                                6
            3.8    Name of Business                                      7
            3.9    Storage, Trash                                        7
            3.10   Competitive Business                                  7

SECTION 4.  Maintenance and Alterations

            4.1    Landlord's Obligations                                7
            4.2    Work by Landlord                                      7
            4.3    Tenant's Obligations                                  7
            4.4    Alterations                                           8

SECTION 5.  Taxes; Utilities

            5.1    Personal Property Taxes                               8
            5.2    Taxes and Assessments                                 8
            5.3    Substitute Impositions                                8
            5.4    Payment in Installments                               8
            5.5    Tenant's Election to Contest                          9
            5.6    Utilities                                             9

SECTION 6.  Liens, Indemnification and Liability

            6.1    Liens                                                 9
            6.2    Indemnification by Tenant                             9
            6.3    Landlord's Liability                                  9
            6.4    Disclaimer of Landlord's
                   Responsibilities                                      9

SECTION 7.  Insurance and Damage

            7.1    Liability Insurance                                   10
            7.2    Casualty Insurance                                    10
            7.3    Waiver of Subrogation                                 10
            7.4    Restoration of Damage                                 10

SECTION 8.  Condemnation                                                 11

SECTION 9.  Transfers by Tenant

            9.1    Prohibition of Transfer                               11
            9.2    Obligations After Transfer                            12

SECTION 10. Default

            10.1   Payment Default                                       12
            10.2   Unauthorized Transfer                                 12
            10.3   Abandonment of Property                               12
            10.4   Default in Other Covenants                            12
            10.5   Insolvency Defaults                                   12

SECTION 11. Remedies on Default

            11.1   Retake Possession                                     12
            11.2   Damages for Default                                   13
            11.3   Cure of Tenant's Default                              13
            11.4   Percentage Rent                                       13

SECTION 12. Surrender at Expiration

            12.1   Condition of Property                                 13
            12.2   Fixtures                                              13
            12.3   Holdover                                              14

SECTION 13. Warranty of Quiet Enjoyment                                  14

SECTION 14. General Provisions

            14.1   Time of Essence                                       14
            14.2   Modifications                                         14
            14.3   No Appurtenances or Subordination                     14
            14.4   Relationship of Parties                               14
            14.5   Authorization of Lease                                14
            14.6   Brokers                                               14
            14.7   Nonwaiver                                             15
            14.8   Succession                                            15
            14.9   Inspection                                            15
            14.10  Underlying Leases                                     15
            14.11  Attornment                                            15
            14.12  Estoppel Certificates                                 15
            14.13  Notices                                               15
            14.14  Attorneys' Fees                                       15
            14.15  Applicable Law                                        15
            14.16  Prior Agreements                                      15
            14.17  Validity of Provisions                                16
            14.18  Joint and Several Liability                           16
            14.19  Nonoccupancy and Concession Recapture                 16
            14.20  No Recording                                          16
            14.21  Consent or Approval                                   16

SIGNATURES

                             ATTACHED EXHIBITS
                             -----------------

          EXHIBIT A -       Legal Description and Known Exceptions

          EXHIBIT B -       Construction of Building and Improvements

          GUARANTY OF LEASE

                             SUBLEASE AGREEMENT
                         (Stark, Portland, Oregon)


DATED:     December 30, 1991

BETWEEN:   FRED MEYER, INC.
           Riverside Center, Suite 500
           5100 SW Macadam Avenue
           Portland, Oregon  97201-3831                           LANDLORD

AND:       FABRIC DEPOT, INC.,
           an Oregon corporation
           whose address is:  _________
           ____________________________
           ____________________________                             TENANT


         Tenant wishes to lease from Landlord the following property (the "Property") located in the State of Oregon, described as follows:

         Certain land and building ("Building") located at 700 SE
         122nd Avenue, Portland, as described on the attached
         Exhibit A.

         NOW, THEREFORE, Landlord hereby leases the Property to Tenant on the following terms:

         1.  Term; Possession.

             1.1 Term. The lease term shall commence on the Commencement Date described below and continue until November 30, 1994, unless renewed or sooner terminated. The "Commencement Date" will be the date of mutual execution of this Lease, which is December 30, 1991. Possession of the Property will be delivered to Tenant on the Commencement Date.

             1.2 Tenant's Work. Tenant will be developing and using the Property for the operation of a retail fabric store. Tenant will promptly perform the work required to ready the Property for Tenant's possession and use, in accordance with the terms attached as Exhibit B.

             1.3 Landlord's Work. Landlord will pay or reimburse Tenant for up to $35,000 for costs incurred by Tenant to do the following work at the start of the lease term:

                  (i) the former gas station building on a portion of the Property will be demolished and the debris removed;

                 (ii)  the exterior of the Building will be painted;

                (iii) the outside lighting, including lighting in the parking lot, and the heating, ventilation and air conditioning ("HVAC") system will be put in good working order; and/or

                 (iv) any other costs necessary to renovate the Building to meet Tenants' needs (including, but not limited to, interior painting, interior lights, sheetrock replacement or repairs, emergency lighting, replacement of sprinkler heads, and repair of plumbing and renovation of restrooms) that can reasonably be categorized as improvements to the structure.

         Prior to commencement of such work, Tenant will provide to landlord a specific description of the work to be performed and the estimated or quoted costs to perform such work. The cost of all of the foregoing work (and any additional work or tenant improvements which Landlord may subsequently agree to perform) to be paid by Landlord will not in any event exceed $35,000. Landlord will make disbursements as the work is performed by Tenant, in the manner in which proceeds of a construction loan are customarily disbursed. Tenant will provide to Landlord copies of invoices and lien waivers covering the work performed for which payment is requested.

             1.4 Acceptance of Property. Tenant accepts the land and Property in its present condition, AS IS. Acceptance of the land and Property will not be deemed a waiver of any right of action Tenant may have against third parties (if any) because of any condition of the Property or waive Tenant's right to require that the work referenced in paragraph 1.3 is performed. Landlord shall not be required to perform any work to ready the Property for Tenant's occupancy, except as otherwise specifically set forth in this Lease.

             1.5 Underlying Lease Rent Payments. Notwithstanding any other provision contained in this Lease, Landlord represents and warrants to Tenant that Landlord will pay the base rent due to Real Estate Properties Limited Partnership ("REPLP") under the underlying lease between REPLP and Landlord (the "REPLP Lease") and will take all reasonable steps to cause REPLP to pay the base rent to be paid to the fee owner which comes due under the underlying lease (the "Fee Owner Lease") between REPLP and the fee owner of the Property ("Fee Owner"), and will perform or cause to be performed any other obligations under the REPLP Lease and Fee Owner Lease other than those to be performed by Tenant hereunder, provided that Tenant is not in default under this Lease. The REPLP Lease and the Fee Owner Lease are collectively the "Underlying Leases."

             1.6 Renewal Options. Tenant will have options to renew this Lease for two additional renewal terms, as provided below, so long as this Lease is not in default at the time the option is exercised and at the time the renewal term is to commence. The renewal terms will be as follows: a first renewal option period starting January 1, 1995 and ending November 30, 2001 and a second renewal option period starting December 1, 2001 and ending July 15, 2006. Each renewal option will commence on the day following expiration of the preceding term. The other terms and conditions of this Lease will remain the same during the renewal terms, except that the minimum base rent shall be as provided in paragraph 2.2 below and Tenant will have no further option to renew this Lease. Exercise of a renewal option shall be by notice given at least 120 days prior to expiration of the preceding term.

             1.7 Compliance with Underlying Leases; Key Shop Lease. Tenant has received and approved the terms of the Underlying Leases and agrees to comply with all terms, requirements, restrictions and other provisions of the Underlying Leases. No provision of this Lease will be deemed to modify any provision of the Underlying Leases.

             Landlord will have no duty or obligation to extend, or cause to be extended, the Underlying Leases. If Tenant negotiates a continuation by Tenant of a lease of the Property after July 15, 2006, the Underlying Leases will be terminated as of July 15, 2006 and REPLP and Landlord will be released from any further liability from and after that date. If Tenant does not agree to lease the Property directly from Fee Owner after July 15, 2006, then this Lease will terminate on July 15, 2006, and the remaining renewal option(s) in the Underlying Leases will remain unaffected and unimpaired for the benefit of REPLP and Landlord. Landlord will reasonably cooperate (at no out-of-pocket cost to Landlord) in assigning interests in the Underlying Lease(s) to Tenant if Fee Owner and REPLP consent to such assignment, so long as Landlord is fully released from all liability thereunder.

             Tenant has also received and approved the terms of the key shop lease ("Key Shop Lease") covering a portion of the Property and, during the term of this Lease, Tenant will be entitled to collect all revenue under such Key Shop Lease and will perform all obligations of the lessor/landlord thereunder.

         2.  Rental.

             2.1 Rental. During the original lease term, Tenant will pay to Landlord on a monthly basis a base rent initially in the amount of $18,150 per month. Provided that this Lease is executed and delivered by Tenant to Landlord by December 18, 1991, Landlord will grant an initial "free rent" period of 30 days from and after the date on which possession is delivered to Tenant during which no base rent or percentage rent will be owed.

             In addition to the base rent, Tenant will pay to Landlord on an annual basis a percentage rent equal to 5% of Gross Sales (as defined below) for the prior calendar year (or partial year), to the extent such percentage rent amount exceeds the base rent paid during the same period.

             2.2 Renewal Period Base Rental. During the renewal terms (if options are exercised in accordance with the terms of this Lease), the base rental amount will be as follows:

         January 1, 1995-November 30, 1997       $21,175 per month
                                                 ($254,100 per annum)

         December 1, 1997-November 30, 2001      $24,200 per month
                                                 ($290,400 per annum)

         December 1, 2001-July 15, 2006          $27,225 per month
                                                 ($326,700 per annum)

             2.3 Definition of Gross Sales. As used in this Lease, "Gross Sales" will mean all sales of merchandise and services, whether for cash or credit, including all gift and merchandise certificates, all credit charges and carrying charges, and all other receipts of business conducted in or from the Property. Gross Sales will include (without limitation) all sales to employees, all mail or telephone orders received or filled at or from the Property, all deposits not refunded to the customer, and all orders taken in and from the Property (whether or not such orders are filled elsewhere). However, Gross Sales shall not include any rebates or refunds to customers or the amount of any sales tax.

             Gross Sales by subtenants are included in Gross Sales from business conducted on the Property. Gross Sales will not include revenues received by licensees of Tenant for the conducting of classes within the Property or received by persons (such as scissor sharpeners) who provide services in connection with special promotions or on only certain days and/or times of the week, but shall include the license fees or other revenue received by Tenant (if any) from such licensees and persons. Sales by the operator under the Key Shop Lease will not be included, but the lease revenue payable to Tenant thereunder will be included.

             Receipts of business with respect to any warehouse distribution operation of Tenant's own business will be excluded from Gross Sales so long as at least 40,000 sq. ft. of area in the Building on the Property is actively being used by Tenant for Tenant's retailing activities.

             2.4 Calculation, Time and Place of Payment. The minimum base rent will be paid in advance on the first day of each month at the address for Landlord set forth in this Lease. Base rent is uniformly apportionable day to day. Base rent for the partial month (if any) in which the Lease commences shall be prorated and paid at commencement of the lease term. Percentage rent will be calculated as of the last day of each calendar year (except that the final calculation will be made as of the last day of the lease term) and paid by Tenant within 60 days thereafter, less a credit for the minimum base rent for the period previously paid by Tenant. Whether or not any percentage rent is owed, Tenant shall submit to Landlord a written statement of Gross Sales for each calendar year (or partial calendar year) during the lease term, within 60 days after the end of such calendar year (or partial calendar year), which statement will constitute a certificate by Tenant as to Gross Sales for the period in question. Failure to submit the statement by such date will constitute a payment default under this Lease.

             2.5 Records. Tenant shall maintain accurate records showing Gross Sales from the Property on a monthly basis, in accordance with industry standards for comparable businesses. Such records, consisting of cash register tapes, ledgers, bank deposit slips, and any other similar accounts, shall be preserved for a period of 3 years after the end of the year in question and shall be available for inspection by Landlord following reasonable advance notice.

             2.6 Reporting. Tenant shall submit to Landlord an annual statement of Gross Sales for each calendar year and partial calendar year during the lease term within 60 days after the end of the year. The statement will be certified by Tenant and will show Gross Sales during the prior calendar year or partial calendar year, recapitulated on a monthly basis. Landlord agrees to hold in confidence all information obtained from the records of Tenant, except that Landlord may furnish copies to any party providing financing to Landlord.

             2.7 Landlord's Right to Audit. Landlord may cause Tenant's records of Gross Sales and percentage rent computation to be examined at any time by an accountant selected by Landlord. If such examination discloses that the percentage rent was understated, Tenant shall immediately pay the percentage rent to Landlord together with interest on the shortage of percentage rent from the dates such rent should have been paid by Tenant. If the percentage rent was understated by more than five percent (5%), Tenant shall pay for the cost of the audit, and if the percentage rent was intentionally understated by more than ten percent (10%), Landlord will also have the right to terminate this Lease.

             2.8 Interest and Late Charges. All rent and other payments not paid when due shall bear interest from the due date until fully paid at the same rate as specified in paragraph 11.3 below. In addition, if Tenant fails to make any rent or other payment required by this Lease to be paid to Landlord within 10 days after it is due, Landlord may elect to impose a late charge of 5 cents per dollar of the overdue payment, which may be imposed on a one-time only basis with respect to a specific late payment, to reimburse Landlord for the costs of collecting the overdue payment. Tenant shall pay the late charge upon demand by Landlord. Landlord may levy and collect a late charge in addition to all other remedies available for Tenant's default, and collection of a late charge shall not waive the breach caused by the late payment.

             2.9 Additional Rent, No Offsets. All payments required to be paid by Tenant under this Lease, other than base and percentage rent, will constitute additional rent. All rent (including base, percentage and additional rent) shall be received by Landlord without set-off, offset, abatement, or deduction of any kind.

             2.10 Partial or Delinquent Payments. Payment by Tenant or receipt by Landlord of any amount less than the full monthly rental or other changes due from Tenant, or any endorsement or statement on any check or letter accompanying any check or rent payment, shall not in any event be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rental or pursue any other remedy provided in this Lease. Any payments required under this Lease which are not paid on or before the date for payment in this Lease (subject to any permitted grace period or notice requirement) shall be considered delinquent.

             2.11 Net Lease. It is the intent and effect of this Lease that rental paid by Tenant shall be a net return to Landlord. Tenant shall pay all costs, expenses and charges of every kind and nature relating to the Building and Property which may arise or become due or payable during or after (but attributable to a period falling within) the lease term, except as otherwise specifically set forth in this Lease.

             The provisions of this paragraph will not, however, be construed to modify the express agreement between the parties with respect to the matters stated in paragraph 1.5 (concerning payment of rent on the Underlying Leases), paragraph 4.1 (concerning structural repair) and paragraphs 7.4 and 8 below (concerning certain circumstances in which this Lease may be terminated, in which event Tenant's obligations hereunder will terminate as of the effective date of such termination).

         3.  Use of Property.

             3.1 Permitted Use. Tenant shall use the Property only for such purpose(s) as are permitted under the Underlying Leases and applicable law.

             3.2 Compliance with Laws. In connection with its use, Tenant shall comply at its expense with all applicable laws, regulations and requirements of any public authority, including those regarding maintenance, operation, and use of the Property and appliances on the Property (including signs).

             3.3 Hazardous Substances. Tenant shall comply fully with all applicble laws and regulations pertaining to the protection of human health and the environment, including but not limited to employee and community right-to-know laws and all applicable laws and regulations regarding the use, generation, storage, transportation, treatment, disposal or other handling of Hazardous Substances (collectively, "Environmental laws"). Tenant shall promptly advise Landlord in writing of any Hazardous Substances regulated by such laws that are used, generated, manufactured, stored, transported or otherwise handled on the Property. Tenant shall exercise due care in handling any Hazardous Substances and shall not cause or permit hazardous substances to be spilled, leaked, disposed of or otherwise released on the Property. As to any such actions by third parties or any condition of the Property, Tenant's responsibility will be only to cause the Property to be maintained in accordance with applicable Environmental Laws and the requirements of the Underlying Leases. The term shall include, but is not limited to, all hazardous substances, hazardous materials and hazardous wastes listed by the U.S. Environmental Protection Agency and the state in which the Property is located under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the Resource Conservation and Recovery Act (RCRA), the Toxic Substances Control Act (TSCA), and the Federal Water Pollution Control Act (FWPCA), and comparable State statutes.

             Tenant will perform such soils, environmental, underground tank and hazardous substance investigations and studies as Tenant desires. Landlord will make available for Tenant's review any such written investigations and studies in Landlord's possession (but is not thereby warranting, and shall not be responsible for, the accuracy, completeness, fitness or usability of any such investigation or study or the conclusions or recommendations stated therein). As of the date of this Lease, Landlord represents and warrants to Tenant that, to the best of Landlord's actual knowledge, based solely on the investigations or studies referenced above, no hazardous substances have been leaked, spilled, released or disposed of on the Property during the term of its lease, except as have been made available to Tenant or as have been remediated in accordance with applicable environmental law requirements as of the date hereof, and except that the foregoing excludes the use of landscape fertilizer, cleaning products and other products in ordinary quantities in the ordinary course of operating and maintaining a property. The parties intend by the reference and limitation stated above concerning Landlord's "actual knowledge," that Landlord will not be liable to Tenant on the representation and warranty unless Landlord had actual knowledge at the time this Lease is executed by Landlord that the representation or warranty was false and Landlord failed to disclose to Tenant the fact known to Landlord which made the representation or warranty false when made.

             3.4 No Nuisance. Tenant shall not conduct or permit any activities on the Property that create a nuisance.

             3.5 Sign. Any sign on the Property will be designed and constructed in compliance with city and county sign codes. Landlord will cooperate (at no out-of-pocket expense to Landlord) with Tenant in connection with its efforts to obtain approval of its sign(s).

             3.6 Supervision. Tenant shall keep the Property clean and orderly and will cause its business to be conducted in accordance with a first-class, professional operation. Tenant will supervise its employees and cause Tenant's agents, independent contractors, employees, customers, suppliers and invitees to conduct their activities in such a manner as to comply with the requirements of this Lease.

             3.7 Covenant of Continuous Operation and Full Merchandising. Tenant shall continuously use and conduct its merchandising business on the Property during all normal business hours for retailing operations of a like kind in the geographic area in which the Property is situated. Tenant shall carry and offer for sale at all times a complete stock and maintain adequate personnel for the efficient serving of its customers. Tenant shall use commercially reasonable efforts to operate the business conducted on the Property in a diligent manner that will produce the maximum volume of Gross Sales.

             3.8 Name of Business. The advertised name of the business operated at the Property shall be "Fabric Depot."

             3.9 Storage, Trash. Tenant shall not store anything outside except in areas approved by Landlord. Tenant will dispose of trash and other matter at Tenant's expense.

         4.  Maintenance and Alterations.

             4.1 Landlord's Obligations. Landlord will perform all required structural repair and maintenance of the foundation, structure, exterior load-bearing walls, roof and roof membrane and structural part of floors of the Building at Landlord's own expense; provided, however, that if Landlord is required to make such repairs by reason of Tenant's negligent act or omission to act, Landlord shall have the right to recover from Tenant the cost of the repairs, plus interest as provided in paragraph 11.3 below. Landlord shall be under no obligation to make any repairs, alterations or improvements on the Property at any time, except as otherwise expressly required in this Lease.

             4.2 Work by Landlord. Landlord shall have the right to erect scaffolding and apparatus for the purpose of making alterations, improvements and repairs. Landlord shall have no liability for failure to perform required maintenance and repair on or about the Property for which Landlord may be responsible under this Lease, unless notice of the needed maintenance or repair is given by Tenant, and Landlord fails to remedy the problem within a reasonable time. Landlord shall have no liability for interference with Tenant's use by needed repairs and installations, or modifications required by any governmental body, provided the work is performed in a manner designed to cause a reasonable minimum of interference to Tenant.

             In the event Tenant believes that Landlord has not performed its obligations under paragraph 4.1, Tenant will notify Landlord, REPLP and Fee Owner of the needed maintenance or repair that Landlord has failed to perform. Subject to the necessity for Tenant to comply with the terms and requirements of the Underlying Leases, Tenant may perform maintenance or repair that Landlord fails to perform and that is obligated to perform under paragraph 4.1, after 30 days' notice to Landlord of Tenant's intent to pursue this remedy if the obligation is not satisfied within such time period; provided, however, that 30 days' notice will not be required in cases of emergency where immediate action is required to protect lives or property of Tenant, subtenants or others on the Property and Landlord is not proceeding to take appropriate remedial action (but Tenant in any event will attempt to notify Landlord, REPLP and Fee Owner, by telephone or in writing, as to the emergency and what actions Tenant is taking or proposes to take and Tenant must observe all restrictions and requirements of the Underlying Leases). The reasonable out-of-pocket costs of performance shall be repaid to Tenant by Landlord within 10 days after receipt of a written invoice and appropriate back-up documentation covering the work performed, the costs incurred and the completion of such work. If not so paid within such 10-day period, the costs incurred will bear interest from the date of such invoice until fully paid at the rate set forth in paragraph 11.3 below.

             4.3 Tenant's Obligations. Except for the structural repair and maintenance which is the Landlord's responsibility under paragraph 4.1, Tenant, at its expense, shall keep the

Property (including the land, parking areas, sidewalks, landscaping, Building, improvements, HVAC system, roof, doors, drains, glass and all personal property, fixtures and equipment) in good repair, operating condition, working order and appearance, and shall make all exterior and interior repairs, renewals, and replacements necessary to that end. After commencement of the lease term, Landlord shall have no obligation to make any repairs or perform any maintenance on the Property (except only the work required under paragraph 4.1).

             4.4 Alterations. After the Commencement Date, other than the initial renovation work referenced in paragraph 1.2, Tenant shall not alter the Property, make any changes, modifications or additional improvements to the structure or that may affect the Building systems or adversely affect the value of the Property, without Landlord's prior written consent in each instance, which consent will not be unreasonably withheld or delayed. All alterations shall be made in a good and workmanlike manner, in compliance with applicable laws and building codes, and in accordance with the requirements of the attached Exhibit B and the Underlying Leases. Alterations, improvements and fixtures installed by Tenant (other than trade fixtures and equipment) shall become part of the Property, and will become the property of Landlord on expiration or termination of this Lease, except as Landlord may otherwise require pursuant to paragraph 12.2 or as specifically approved in writing.

         5.  Taxes; Utilities.

             5.1 Personal Property Taxes. Tenant shall pay when due all personal property taxes assessed against its personal property, equipment or trade fixtures on the Property. Such taxes may be paid in accordance with any available installment method provided by law for payment without interest or penalties.

             5.2 Taxes and Assessments. Tenant shall pay, when due, all taxes, assessments and public charges ("taxes") on the Property and the improvements thereon attributable to the term of this Lease. Such taxes may be paid in accordance with any available installment method provided by law for payment without interest or penalties. Property taxes for the year in which the Lease commences and terminates will be prorated and adjusted for any partial year. Any bondable L.I.D. assessments affecting the Property will be prorated so that Tenant shall only be responsible for those portions of such assessments which would fall due during the lease term if the assessments were bonded under provisions commonly known as "Bancroft Bonding."

             5.3 Substitute Impositions. If at any time during the lease term, a tax, excise or assessment is levied or assessed against the Building or other improvements, or against Landlord by reason of Landlord's interest in such property or the rentals payable under this Lease, or with respect to the development of income by this Lease, which are a substitute in whole or in part for taxes and assessments specified in paragraph 5.2, such taxes, excises on rent or assessments shall, to the extent of the amount, be deemed to be additional "taxes" which are the obligation of Tenant to pay pursuant to this Lease.

             5.4 Payment in Installments. If the taxes or assessments are payable in installments, only installments allocable to the lease term will be the responsibility of Tenant under this Lease. If either party's consent is required to cause the bonding of any assessment or to contest any taxes, the party will not unreasonably withhold or delay its consent upon request.

             5.5 Tenant's Election to Contest. If the Property is separately assessed, Tenant may withhold payment of any tax or assessment on the Property if a good faith dispute exists as to the obligation to pay, so long as Landlord's property interest is not jeopardized, and subject to the requirements of the Underlying Leases. If the Property is subjected to a lien as a result of nonpayment, Tenant shall provide Landlord with security or assurances reasonably acceptable to Landlord that Tenant will satisfy the lien before enforcement against the Property.

             5.6 Utilities. Tenant will be responsible for any and all charges for services and utilities incurred in connection with the use, occupancy and operation of the Property, including (without limitation) charges for electricity, gas, telephone service, water and sewer.

         6.  Liens, Indemnification and Liability.

             6.1 Liens. Tenant shall pay as due all claims for work done on or for services rendered or material furnished to the Property, and shall keep the Property free from any liens other than liens created by Landlord. If Tenant fails to pay such claim or to discharge any lien, Landlord may do so and collect such amount as additional rent. Amounts paid by Landlord shall bear interest and be repaid by Tenant as provided in paragraph 11.3 below. Such payment by Landlord shall not constitute a waiver of any right or remedy Landlord may have because of Tenant's default.

             6.2 Indemnification by Tenant. Tenant shall indemnify and defend Landlord, REPLP and Fee Owner from any claim, loss, or liability arising out of or related to any action or inaction of Tenant or its agents, independent contractors, employees, customers, suppliers or invitees, any condition of the Property, which is the responsibility of Tenant under this Lease, or any goods sold by Tenant from the Property (including product liability and other claims).

             6.3 Landlord's Liability. Landlord shall have no liability to Tenant for acts of other users of adjacent property or acts of any third party, or for any defect in the Property which is the responsibility of Tenant under this Lease, or for any interruption or failure in the supply of utilities or services to the Property.

             6.4 Disclaimer of Landlord's Responsibilities. Landlord shall not under any circumstances be liable to pay for any work, labor or services rendered or materials furnished to or for the account of Tenant, and no mechanic's or other lien for such work, labor or services or material furnished shall, under any circumstances, attach to or affect the reversionary interest of Landlord in the Building or any alterations, repairs, or improvements to be erected or made on the Property. Nothing contained in this Lease shall be deemed or construed in any way as constituting the request of consent of Landlord, either express or implied, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Building or Property or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials on behalf of Landlord that would give rise to the filing of any lien against Landlord's (or REPLP's or Fee Owner's) interest in the Building and Property.

         7.  Insurance and Damage.

             7.1 Liability Insurance. Tenant shall continuously maintain at its expense comprehensive general liability insurance with a combined single limit of $2,000,000, or such higher limits as Landlord may reasonably require from time to time or as may be required under the Underlying Leases. Tenant shall also maintain product liability insurance and such other insurance on Tenant's operation as Landlord may require during the lease term. Such insurance shall name Landlord, REPLP and Fee Owner as additional insureds and shall contain a contractual liability endorsement referring to this Lease. The policies shall be in a form, amounts and with companies reasonably acceptable to Landlord and (to the extent required by the Underlying Leases) REPLP and Fee Owner. Certificates evidencing such insurance and bearing endorsements requiring 10 days' written notice to Landlord, REPLP and Fee Owner prior to any change or cancellation shall be furnished to Landlord prior to Tenant's occupancy of the Property.

             7.2 Casualty Insurance. Tenant shall be responsible for insuring the Property, and all improvements, personal property, equipment and fixtures located on the Property, including (without limitation) any damage to the floor, doors, interior or other portions of the Property caused by any break-in or burglary. Tenant shall maintain builder's all-risk course-of-construction insurance during the period of any construction and thereafter maintain property damage insurance on the improvements covering all risks of physical loss or damage, on a replacement cost basis and in an amount sufficient to avoid the application of any coinsurance clause. Landlord, REPLP and Fee Owner will be named as additional insureds. The policies shall be in form, amount, and with companies reasonably acceptable to Landlord and (to the extent required by the Underlying Leases) REPLP and Fee Owner. Tenant will deliver certificates of coverage bearing endorsements requiring 10 days' written notice to Landlord, REPLP and Fee Owner prior to any cancellation or reduction of coverage.

             7.3 Waiver of Subrogation. Neither party shall be liable to the other for any loss or damage caused by water damage or any of the risks covered by a standard fire insurance policy with extended coverage endorsements, and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss.

             7.4 Restoration of Damage. If fire or other casualty causes damage to the Property, there shall be no rent abatement or reduction, except to the extent and in the amount of any abatement of rent Landlord receives under the Underlying Leases. Tenant shall proceed promptly to restore the Property to a condition comparable in function and value to that existing prior to the damage. If fire or other casualty which is covered by insurance pursuant to paragraph 7.2 during the last year of the lease term causes damage in an amount exceeding forty percent (40%) of the full construction-replacement cost of the Property, and provided that the Fee Owner Lease provides for or permits (or Fee Owner otherwise agrees to a) termination of such lease on account of such casualty, Tenant may elect to terminate this Lease by giving written notice of such termination to Landlord within 90 days following the date of damage. In such event, the entire insurance award pertaining to the Building and other improvements shall belong to and be assigned to Landlord (or, if Landlord and REPLP have terminated the respective Underlying Leases, then to Fee Owner).

         8.  Condemnation.

             If the entire Property is condemned, or if a portion is taken which causes the remainder to be unsuited to the use permitted hereunder and the Fee Owner Lease provides for or permits (or Fee Owner otherwise agrees to) a termination of such lease on account of such taking, then this Lease shall terminate as of the date upon which possession of the Property is taken by the condemning authority. The net condemnation proceeds, after payment of amounts required to be paid to Fee Owner and Landlord, shall be divided between Landlord and Tenant in proportion to the value of their respective interests in the Property immediately prior to the taking. If only a portion of the Property is taken and this Lease is not terminated, Tenant shall use the condemnation proceeds to make necessary repairs and alterations to the Property to permit Tenant to continue its operations thereon, and the balance shall be paid to Landlord, except for any award specifically made to Tenant for interruption of business, moving expenses, or the taking of Tenant's trade fixtures. Rent shall not be abated during the period of restoration, except to the extent and in the amount of any abatement of rent Landlord receives under the Underlying Leases. Rent shall be reduced for the remainder of the lease term to the extent and in the same amount as reduction in rent that Landlord receives under the Underlying Leases. Sale of all or a part of the Property to a purchaser with the power of eminent domain in the face of a threat or the probability of the exercise of the power shall be treated as a taking by condemnation.

         9.  Transfers by Tenant.

             9.1 Prohibition of Transfer. Tenant shall not assign or convey this Lease or Tenant's leasehold estate, or sublet any portion of the Property, or license the use of any portion of the Property, or otherwise transfer any interest in the Property (whether voluntary, involuntary, by operation of law or otherwise), without the prior written consent of Landlord and (to the extent required by the Underlying Leases) REPLP and Fee Owner. Landlord may withhold consent in its discretion for any reason whatsoever and shall not be liable in any respect for failure to give such consent. If Tenant is a corporation, any transfer of a controlling interest in the stock of Tenant shall be deemed an assignment of this Lease except that transfer of stock or a controlling interest therein will not be deemed a transfer of an interest under this Lease if the stock is publicly traded on a recognized national or regional stock exchange. Any attempted transfer without consent shall be null and void and, at the option of Landlord, will cause termination of this Lease. If Tenant requests consent to a proposed transfer or other matter requiring Landlord's consent or approval in connection with any transfer or any financing by Tenant as described above, Tenant or the prospective transferee will pay a review fee of $250 at the time of the request, for application to Landlord's expenses (legal and administrative) in reviewing the matter, which expenses will be paid by Tenant or any prospective transferee, but will not exceed $1,000.

             Notwithstanding the above, Landlord consents to subleases or license agreements covering portions of the Property to industry-related business for purposes of craft classes or service providers as referenced in paragraph 2.3, provided that the revenue received by Tenant from such subtenants and licensees will be included in Gross Sales hereunder and the area and/or time periods covered by such subleases and license agreements do not result in a diminishment of Tenant's overall Gross Sales.

             9.2 Obligations After Transfer. The giving of such consent in one instance shall not preclude the need for Tenant to obtain Landlord's consent to further transfers. If Tenant is permitted to make any transfer, Tenant and any Guarantor(s) of this Lease shall not be relieved of their respective obligations, but shall remain primarily liable to Landlord for performance of all such obligations.

         10.  Default.

              The following shall be events of default:

              10.1 Payment Default. Failure of Tenant to make any rent or other payment under this Lease within 10 days after the effective date of written notice of nonpayment under this Lease.

              10.2 Unauthorized Transfer. Tenant makes any transfer without Landlord's prior written consent as required under paragraph 9.1.

              10.3 Abandonment of Property. Tenant abandons the Property, for which purpose "abandons" means a failure by Tenant to occupy and use the Property for a total of 10 consecutive days or more during the lease term, unless such failure is excused under other provisions of this Lease, provided, that Tenant will not be deemed to have abandoned the Property if, after paying rent and performing obligations under this Lease for five years (60 months), Tenant closes the retail operation on the Property so long as the following conditions are met: (i) Tenant continues to pay base rent and percentage rent to Landlord for the period during which Tenant is not open for business, with the percentage rent calculated to be equal to the average monthly percentage rent paid by Tenant during the last full reporting year; (ii) Tenant secures the Property from vandalism and continues to maintain the condition of the Property and perform other obligations (other than being open for business) in accordance with this Lease; and (iii) Landlord will have the right to terminate this Lease upon 30 days' notice to Tenant at any time after Tenant's retail operation is discontinued for any reason for 60 days (except as a result of remodeling or repair of casualty or other events which Landlord has approved) unless Tenant re-opens its business operation within such 30-day period after receipt of Landlord's notice.

              10.4 Default in Other Covenants. Failure of Tenant to comply with any other term or condition or fulfill any other obligation of this Lease within 20 days after written notice by Landlord specifying the nature of the default with reasonable particularity. If the default is of such a nature that it cannot be remedied fully within the 20-day period, this requirement shall be satisfied if Tenant begins correction of the default within the 20-day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable.

              10.5 Insolvency Defaults. Dissolution, termination of existence, insolvency on a balance sheet basis or business failure of Tenant; the commencement by Tenant of a voluntary case under the federal bankruptcy laws or under any other federal or state law relating to insolvency or debtor's relief; the entry of a decree or order for relief against Tenant in an involuntary case under the federal bankruptcy laws or under any other applicable federal or state law relating to insolvency or debtor's relief; the appointment of or the consent by Tenant to the appointment of a receiver, trustee, or custodian of Tenant or of any of Tenant's property; an assignment for the benefit of creditors by Tenant; Tenant's failure generally to pay its debts as such debts become due; the making or suffering by Tenant of a fraudulent transfer under applicable federal or state law; concealment by Tenant of any of its property in fraud of creditors; the making or suffering by Tenant of a preference within the meaning of the federal bankruptcy law; or the imposition of a lien through legal proceedings or distraint upon any of the property of Tenant which is not discharged or bonded. During any period in which there is a Guarantor(s) of this Lease, each reference to "Tenant" in this paragraph shall be deemed to refer to "Guarantor or Tenant," separately.

         11.  Remedies on Default.

              Upon default, Landlord may exercise any one or more of the following remedies, or any other remedy available under applicable law:

              11.1 Retake Possession. Landlord may reenter and retake possession of the Property, without notice, either by summary proceedings, force, any other applicable action or proceeding, or otherwise. Landlord may use the Property for Landlord's own purposes or relet it upon any reasonable terms without prejudice to any other remedies that Landlord may have by reason of Tenant's default. None of these actions will be deemed an acceptance of surrender by Tenant.

              11.2 Damages for Default. Whether or not Landlord retakes possession or relets the Property, Landlord may recover all damages caused by the default (including but not limited to unpaid rent, attorneys' fees relating to the default, and costs of reletting). Landlord may sue periodically to recover damages as they accrue during the remainder of the lease term without barring a later action for further damages. Landlord may at any time bring an action for accrued damages plus damages for the remaining lease term equal to the difference between the rent specified in this Lease and the reasonable rental value of the Property for the remainder of the term, discounted to the time of judgment at the rate of 9 percent per annum.

              11.3 Cure of Tenant's Default. Without prejudice to any other remedy for default, Landlord may perform any obligation or make any payment required to cure a default by Tenant. The cost of performance, including attorneys' fees and all disbursements, shall immediately be repaid by Tenant upon demand, together with interest from the date of expenditure until fully paid at the rate of 12 percent per annum, but not in any event at a rate greater than the maximum rate of interest permitted by law.

              11.4 Percentage Rent. If at the time of any default Gross Sales from the Property are sufficient to cause percentage rent in excess of the minimum base rent amount to be payable, or if Tenant has previously made such payments to Landlord, then in computing damages the monthly Gross Sales for purposes of computing percentage rent for the remainder of the calendar year and subsequent calendar years will be regarded as the lower of (i) the average Gross Sales for the 12 months immediately prior to the default, or (ii) the average Gross Sales for the prior 2 full calendar years. Any damage computation shall consider that percentage rent would have been paid during the remainder of the lease term based upon such average monthly Gross Sales.

         12.  Surrender at Expiration.

              12.1 Condition of Property. Upon expiration of the lease term or earlier termination on account of default, Tenant shall deliver all keys to Landlord and surrender the leased Property in first-class condition. Depreciation and wear from ordinary use for the purpose for which the Property was let need not be restored, but all repair for which Tenant is responsible shall be completed to the latest practical date prior to such surrender.

              12.2 Fixtures. Tenant shall remove all of its furnishings, furniture, and trade fixtures that remain the property of Tenant and restore all damage caused by such removal. Landlord will also have the right to require Tenant to remove any alterations or improvements constructed on the Property by Tenant, in which case Tenant will restore all damage caused by such removal. If Tenant fails to do so, this shall be an abandonment of the property and Landlord may retain the property and all rights of Tenant with respect to it shall cease or, by notice in writing given to Tenant within 20 days after removal was required, Landlord may elect to hold Tenant to its obligation of removal. If Landlord elects to require Tenant to remove, Landlord may effect a removal and place the property in public storage for Tenant's account. Tenant shall be liable to Landlord for the cost of removal, restoration, transportation to storage, and storage, with interest on all such expenses as provided in paragraph
11.3 above.

              12.3 Holdover. If Tenant does not vacate the Property at the time required, Landlord shall have the option to treat Tenant as a tenant from month to month, subject to all of the provisions of this Lease (except that the term will be month to month and the initial base rent will be 125 percent of the amount of base rent then being paid by Tenant), or to eject Tenant from the Property and recover damages caused by wrongful holdover. Failure of Tenant to remove improvements, trade fixtures or personal property which Tenant is required to remove under this Lease shall constitute a failure to vacate to which this paragraph shall apply if the property not removed substantially interferes with occupancy of the Property by another tenant or with occupancy by Landlord for any purpose including preparation for a new tenant. If a month-to-month tenancy results from a holdover by Tenant, the tenancy shall be terminable at the end of any monthly rental period on written notice from Landlord given not less than 10 days prior to the termination date which shall be specified in the notice. Tenant waives any notice which would otherwise be provided by law with respect to month-to-month tenancy.

         13.  Warranty of Quiet Enjoyment.

              So long as Tenant complies with all terms of this Lease, Tenant shall be entitled to peaceable and undisturbed possession of the Property free from any interference by Landlord or those claiming through Landlord.

         14.  General Provisions.

              14.1 Time of Essence. Time is of the essence of the performance of each of Tenant's obligations under this Lease.

              14.2 Modifications. This Lease may not be modified except by endorsement in writing attached to this Lease, dated and signed by the parties. Landlord shall not be bound by any statement of any agent or employee modifying this Lease, except for any person which Landlord has specifically designated in writing as Landlord's representative.

              14.3 No Appurtenances or Subordination. This Lease does not create any rights, easements or licenses, by implication or otherwise, except as expressly set forth in this Lease or its exhibits. This Lease is an unsubordinated lease covering the Property, and Landlord will not be subordinating the fee title or Landlord's interest to any mortgage or other lien securing any financing by Tenant.

              14.4 Relationship of Parties. The relationship of the parties to this Lease is Landlord and Tenant. Landlord is not a partner or joint venturer with Tenant in any respect or for any purpose in the conduct of Tenant's business or otherwise.

              14.5 Authorization of Lease. Each party covenants and warrants to the other that the person(s) executing this Lease on behalf of the party is duly authorized to execute and bind the party under this Lease.

              14.6 Brokers. Landlord will be responsible for paying the real estate brokerage commission totalling $29,204.00 payable to Cushman & Wakefield upon execution of this Lease and removal of contingencies by Tenant. Each party will defend, indemnify and hold harmless from any claim, loss or liability made or imposed by any other party claiming a commission or fee in connection with this transaction and arising out of its own conduct.

              14.7 Nonwaiver. Waiver of performance of any provision shall not be a waiver of nor prejudice the party's right otherwise to require performance of the same provision or any other provision.

              14.8 Succession. Subject to the limitations on transfer of Tenant's interest, this Lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns.

              14.9 Inspection. Landlord or its authorized representatives may enter at any time to determine Tenant's compliance with this Lease, to make necessary repairs, to show the Property to a prospective party desiring to acquire Landlord's interest, or (during the last 18 months of the Lease term) to show the Property to any prospective tenants.

              14.10 Underlying Leases. This Lease is and shall be subject and subordinate to the Underlying Leases. Upon Landlord's request, Tenant will promptly execute any tenant estoppel certificate required by Fee Owner or REPLP with respect to this Lease.

              14.11 Attornment. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or trust deed made covering the Property, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

              14.12 Estoppel Certificates. Within 10 days after Landlord's written request, Tenant shall deliver a written statement stating the date to which the rent and other charges have been paid, whether the Lease is unmodified and in full force and effect, and any other matters that may reasonably be requested by Landlord.

              14.13 Notices. Notices under this Lease shall be in writing, effective when delivered, or if mailed, effective on the second day after mailed postage prepaid to the address for the party stated in this Lease, or to such other address as either party may specify by notice to the other. Rent shall be payable to Landlord at the same address and in the same manner.

              14.14 Attorneys' Fees. In the event suit or action is instituted to interpret or enforce the terms of this Lease, the prevailing party shall be entitled to recover from the other party such sum as the court may adjudge reasonable as attorneys' fees at trial, upon appeal and on any petition for review, in addition to all other sums provided by law.

              14.15 Applicable Law. The Property is located in the State of Oregon. The parties agree that the law of that state shall be applicable for all purposes, including construing and determining the validity of this Lease, determining the rights and remedies of Landlord in the event of default by Tenant and other matters.

              14.16 Prior Agreements. The parties have attached various exhibits to this Lease containing additional terms, which are incorporated in this Lease by this reference as though fully set forth in this Lease. This Lease is the entire, final, and complete agreement of the parties with respect to the matters set forth in this Lease, and supersedes and replaces all written and oral agreements previously made or existing by and between the parties or their representatives (including, without limitation, the letter of intent) with respect to such matters.

              14.17 Validity of Provisions. If any of the provisions contained in this Lease shall be invalid, illegal, or unenforceable in any respect, the validity of the remaining provisions contained in this Lease shall not be affected.

              14.18 Joint and Several Liability. In the event Tenant now or hereafter consists of more than one person, firm or corporation, then all such persons, firms or corporations shall be jointly and severally liable as Tenant under this Lease.

              14.19 Nonoccupancy and Concession Recapture. Landlord has provided certain concessions and agreed to incur certain expenses (including, without limitation, the initial "free rent" period, broker's commissions and certain tenant improvement and other work) in reliance upon Tenant's warranty that Tenant shall faithfully and fully perform in a timely manner all terms and conditions of this Lease. Accordingly, if Tenant fails to occupy the Property or subsequently defaults in performance of its obligations hereunder during the first 12 months of the Lease term, the concessions and such expenses will be immediately due and payable to Landlord as additional rent and will be paid to Landlord on demand. This paragraph will not apply after the first 12 months of the Lease term if Tenant continues to occupy and is not in default through the first 12 months of the Lease term.

              14.20 No Recording. This Lease (and any memorandum hereof) will not be recorded without the specific prior written consent of Landlord and Fee Owner. If Fee Owner approves a recordation, Landlord will promptly execute a suitable memorandum of lease to be prepared by Tenant to evidence this Lease of record.

              14.21 Consent or Approval. Where consent or approval of a party to this Lease is required pursuant to the terms of this Lease, the party will promptly exercise its judgment in a commercially reasonable manner. Landlord may condition its consent or approval to Tenant's obtaining any consent or approval required under the Underlying Leases.

              IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD:                              TENANT:

FRED MEYER, INC.                       FABRIC DEPOT, INC.


By MICHAEL DON                         By MAY MARIE BOSBOOM, PRESIDENT
   -------------------------------        --------------------------------
   VP/Treasurer                           May Marie Bosboom, President

                                          Address and telephone number at
                                          which a representative of Tenant
                                          can be contacted outside of
                                          business hours:

                                          1105 N.E. 135
                                          --------------------------------
                                          Portland, OR         Zip:  97230
                                          --------------------      ------
                                          Phone:  252-7358
                                                 -------------------------
                                          Facsimile No. (if any):
                                                                  --------

                                 EXHIBIT A

                             LEGAL DESCRIPTION
                                    AND
                              KNOWN EXCEPTIONS


the Lease covers the following property:

              Beginning at a point 40.00 feet South of the North line of Section 2 and on the East line of the N.W. 1/4 of the N.W. 1/4 of the N.W. 1/4 of said Section 2, T. 1 S., R. 2 E., W.M. Multnomah County, Oregon; thence Southerly from said point of beginning along the East line of the N.W. 1/4 of the N.W. 1/4 of the N.W. 1/4 a distance of 651.29 feet to a point in the South line of N.W. 1/4 of the N.W. 1/4 of the N.W. 1/4; thence Westerly along said South line a distance of 613.13 feet to a point in the East line of S.E. 122nd Ave., said point being 45.00 feet Westerly of the West line of said Section 2; thence Northerly along the East line of S.E. 122nd Ave. and parallel to the West line of said Section a distance of 235.96 feet; thence Easterly and parallel to the North line of said Section a distance of 180.00 feet; thence Northerly and parallel to the West line of said Section a distance of 30.00 feet; thence Easterly and parallel to the North line of said Section a distance of 100.00 feet; thence Northerly and parallel to the West line of said Section a distance of 390.00 feet to a point in the South line of S.E. Stark St. said point being 40.00 feet south of the North line of said Section; thence Easterly along the South line of S.E. Stark St. and parallel to the North line of said Section a distance of 337.23 feet to the point of beginning.

Subject to:

1.  Current property taxes and assessments affecting the Property.

2.  Current installments of any LID assessments affecting the Property.

3. Rights of the public to any portion thereof located within a public street or right of way.

4.  Easements, covenants and conditions of record affecting the Property.

5.  The Underlying Leases with Fee Owner and with REPLP.

                                 EXHIBIT B

                        CONSTRUCTION OF IMPROVEMENTS


      1. Preparation and Approval of Plans. Tenant shall design and construct any improvements to be constructed by Tenant in connection with its renovation and development of the building ("Building") on the Property, any site improvements and landscaping. Tenant will promptly provide to Landlord plans and other information concerning the site plan, layout, design, construction and operation of Tenant's improvements on the Property, the selection of the general contractor, construction budget and bondings and related matters as Landlord may reasonably require, which will be subject to Landlord's review and approval. Prior to commencement of construction, Tenant will cause the work to be performed to be covered by a bond, in form and with a surety reasonably acceptable to Landlord, with Landlord named as a dual obligee on the bond. Tenant will be responsible for obtaining the building permit and all governmental permits and approvals required in connection with the work, and for complying with all terms and requirements of the Underlying Leases.

      2. Performance of Work by Tenant. After approval of the plans and related information, Tenant shall commence, perform and complete construction of the Building and other improvements in accordance with plans approved by Landlord and in a good and workmanlike manner. Tenant shall cooperate with Landlord in providing promptly upon Landlord's request any additional information required by Landlord during the course of construction. Tenant shall notify Landlord when the work is completed. The notice of completion shall be accompanied by an architect's certificate attesting to the completion of the Building and improvements in accordance with the plans and specifications approved by Landlord. Tenant will be solely responsible for paying all direct and indirect construction costs, and Landlord may post (and Tenant will maintain) notices of nonresponsibility on the Property. Tenant shall be responsible for providing "as-built" plans and specifications and blue-prints to the Landlord upon the completion of the construction.

      3. Work Product to Landlord. If for any reason this Lease is terminated prior to completion of construction of the Building and other improvements, Tenant shall deliver Tenant's entire written work product pertaining to the construction work to Landlord, including all plans, drawings, supporting data, studies, and any surveys.

                             GUARANTY OF LEASE


      In consideration of FRED MEYER, INC. ("Obligee") entering into a Lease Agreement, dated the same date as this Guaranty, and other agreements (the "Lease") with FABRIC DEPOT, INC. ("Tenant"), pertaining to the former Stark Street Fred Meyer store in Portland, Oregon, the undersigned Guarantor, jointly and severally, hereby unconditionally guarantees punctual payment of all rent and other payments required to be paid under the Lease when due, and prompt performance of all other obligations under the Lease. Guarantor shall be directly liable to Obligee for any sum due from Tenant under such Lease without requiring that Obligee first proceed against Tenant. Guarantor agrees that Obligee may deal with Tenant in any manner in which Obligee sees fit in connection with the Lease, without any further consent of Guarantor. Specifically, but without limitation, Guarantor agrees that any extension of time, amendment or modification to the Lease or compromise of the amount of any obligation or lability under the Lease shall not affect Guarantor's liability under this Guaranty.

      Guarantor hereby irrevocably waives presentment, protest, notice of default, demand for payment and all other suretyship defenses whatsoever with respect to any payment guaranteed under this Guaranty, and hereby irrevocably waives, disclaims and relinquishes all claims against Tenant which Guarantor otherwise has or would have by virtue of having executed this Guaranty or otherwise, specifically including but not limited to all rights of indemnity, contribution and exoneration, and agrees to pay unconditionally upon demand all amounts owed under the Lease.

      If any action or any appeal is necessary in connection with this Guaranty, the Lease or the collection of any payment under this Guaranty or the Lease, Obligee shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, whether at trial, upon appeal or any petition for review, or in connection with any action seeking rescission, in addition to any other relief to which Obligee may be entitled. Guarantor agrees that Guarantor will promptly reimburse Obligee, to the extent that the payment of such attorneys' fees, costs and necessary disbursements are due from, and not made by, Tenant.

      Each reference in this Guaranty to "Obligee" shall be deemed to include the successors and assigns of Obligee, in whose favor the provisions of this Guaranty shall also inure. Each reference in this Guaranty to the "Guarantor" shall be deemed to include the successors and assigns of Guarantor, all of whom shall be bound by the provisions of the Guaranty.

                                  GUARANTOR:

                                  MAY MARIE BOSBOOM
                                  ----------------------------------------
                                  May Marie Bosboom

                                  Dated:  December 18, 1991
                                         ---------------------------------
                                  Address:  1105 NE 135
                                           -------------------------------
                                            Portland, OR  972340
                                           -------------------------------

                                  1.   Driver's license:
                                       (a)   State of
                                                      --------------------
                                       (b)   License No.
                                                         -----------------
                                  2.   Date of Birth:
                                                      --------------------
                                  3.   Soc. Sec. No.:
                                                      --------------------

                           NON-RECOURSE GUARANTY
                                 OF SPOUSE


         FRED MEYER, INC. ("Obligee") is entering into a Lease Agreement, dated the same date as this Guaranty, and other agreements (the "Lease") with FABRIC DEPOT, INC. ("Tenant"), pertaining to the former Stark Street Fred Meyer store in Portland, Oregon, which is being guaranteed by Mae Marie Bosboom (the "Lease Guarantor") pursuant to a Guaranty of Lease ("Lease Guaranty"). The undersigned Guarantor is not a party in any way to such Lease. However, to induce Obligee to accept the sufficiency of Lease Guarantor's Lease Guaranty, the undersigned Guarantor, jointly and severally, hereby unconditionally joins in such Lease Guaranty solely for the purpose of permitting Obligee to obtain payment of all payments required to be paid under the Lease Guaranty when due, from property and assets which Guarantor owns (whether as community or jointly held property or as separate property). The entire proceeds of such property obtained by Obligee may be applied to the satisfaction of any and all obligations of Lease Guarantor to Obligee. Guarantor does not assume personal liability for such obligations and nothing contained herein shall be deemed to bind Guarantor personally to the performance of the Lease or Lease Guaranty (but Guarantor unconditionally agrees that all property and assets of Guarantor will be subject to Obligee's claims, as to any obligation due from, and not paid or performed by, Lease Guarantor).

         Guarantor agrees that Obligee may deal with Lease Guarantor in any manner in which Obligee sees fit in connection with the Lease Guaranty, and with Tenant under the Lease, without any further consent of Guarantor. Specifically, but without limitation, Guarantor agrees that any extension of time, amendment or modification to the Lease or Lease Guaranty or compromise of the amount of any obligation or lability under the Lease or Lease Guaranty shall not affect Guarantor's liability under this Guaranty.

         Guarantor hereby irrevocably waives presentment, protest, notice of default, demand for payment and all other suretyship defenses whatsoever with respect to any payment guaranteed under this Guaranty, and hereby irrevocably waives, disclaims and relinquishes all claims against Tenant or Lease Guarantor which Guarantor otherwise has or would have by virtue of having executed this Guaranty or otherwise, specifically including but not limited to all rights of indemnity, contribution and exoneration, and agrees to pay unconditionally upon demand all amounts owed under the Lease Guaranty.

         If any action or any appeal is necessary in connection with this Guaranty, the Lease, the Lease Guaranty or the collection of any payment under this Guaranty or the Lease or the Lease Guaranty, Obligee shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, whether at trial, upon appeal or any petition for review, or in connection with any action seeking rescission, in addition to any other relief to which Obligee may be entitled. Guarantor agrees that Guarantor will promptly reimburse Obligee, to the extent that the payment of such attorneys' fees, costs and necessary disbursements are due from, and not made by, Lease Guarantor.

         Each reference in this Guaranty to "Obligee" shall be deemed to include the successors and assigns of Obligee, in whose favor the provisions of this Guaranty shall also inure. Each reference in this Guaranty to the "Guarantor" shall be deemed to include the successors and assigns of Guarantor, all of whom shall be bound by the provisions of the Guaranty.

                                  GUARANTOR:


                                  TONY BOSBOOM
                                  ----------------------------------------
                                  Tony Bosboom

                                  Dated:  Dec. 18, 1991
                                         ---------------------------------
                                  Address:  1105 NE 135th
                                           -------------------------------
                                   Portland Oregon USA 97230
                                  ----------------------------------------
                                  1.   Driver's license:
                                       (a)   State of
                                                      --------------------
                                       (b)   License No.
                                                         -----------------
                                  2.   Date of Birth:
                                                      --------------------
                                  3.   Soc. Sec. No.:
                                                      --------------------

[Graphic sketch of SE Stark and SE 122nd Avenue property]

                                 EXHIBIT A
                                 ---------

The Lease covers the following property:

              Beginning at a point 40.00 feet South of the North line of Section 2 and on the East line of the N.W. 1/4 of the N.W. 1/4 of the N.W. 1/4 of said Section 2, T. 1 S., R. 2 E., W.M. Multnomah County, Oregon; thence Southerly from said point of beginning along the East line of the N.W. 1/4 of the N.W. 1/4 of the N.W. 1/4 a distance of 631.29 feet to a point in the South line of N.W. 1/4 of the N.W. 1/4 of the N.W. 1/4; thence Westerly along said South line a distance of 613.13 feet to a point in the East line of S.E. 122nd Ave., said point being 43.00 feet Westerly of the West line of said Section 2; thence Northerly along the East line of S.E. 122nd Ave. and parallel to the West line of said Section a distance of 235.96 feet; thence Easterly and parallel to the North line of said Section a distance of 180.00 feet; thence Northerly and parallel to the West line of said Section a distance of 30.00 feet; thence Easterly and parallel to the North line of said Section a distance of 100.00 feet; thence Northerly and parallel to the West line of said Section a distance of 390.00 feet to a point in the South line of S.E. Stark St. said point being
              40.00 feet south of the North line of said
              Section; thence Easterly along the South line of S.E. Stark St. and parallel to the North line of said Section a distance of 337.23 feet to the point of beginning.

The Lease also contains certain options and restrictions on use affecting the following described property:

              Beginning at a point which is 40.00 feet South of the North line of Section 2 and on the East line of the N.W. 1/4 of the N.W. 1/4 of the N.W. 1/4 of said Section 2, T. 1 S., R. 2 E., W.M., Multnomah County, Oregon; thence Westerly along the South line of S.E. Stark St. and parallel to the North line of said Section a distance of 337.23 feet to the true point of beginning of this description; thence Southerly and parallel to the West line of said Section a distance of 390.00 feet; thence Westerly and parallel to the North line of said Section a distance of 100.00 feet; thence Southerly and paral- lel to the West line of said Section a dis- tance of 30.00 feet; thence Westerly and parallel to the North line of said Section a distance of 180.00 feet to a point in the East line of S.E. 122nd Ave., said point being 45.00 feet Westerly of the West line of said Section 2; thence Northerly along the East line of S.E. 122nd Ave. and paral- lel to the West line of said Section to a point which is 45.00 feet Westerly of the West line of said Section 2 and 40.00 feet South of the North line of said Section; thence Easterly along the South line of S.E. Stark St. and parallel to the North line of said Section a distance of 260.00 feet more or less to the true point of beginning of this description.